                                                                 Exhibit  10.18
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------





                             ENBREL SUPPLY AGREEMENT

                                      AMONG

                              IMMUNEX CORPORATION,

                       AMERICAN HOME PRODUCTS CORPORATION

                                       AND

                         BOEHRINGER INGELHEIM PHARMA KG




                          DATED AS OF NOVEMBER 5, 1998




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                               67




                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1.        DEFINITIONS.................................................1

ARTICLE 2.        COORDINATORS................................................9

ARTICLE 3.        SUPPLY OF BULK DRUG SUBSTANCE, DRUG
                  PRODUCT AND FINISHED PRODUCT...............................10

ARTICLE 4.        PRE-FIRST COMMERCIAL SALE FIRM ORDERS;
                  FORECASTS; FIRM ORDERS; DELIVERIES.........................13

ARTICLE 5.        PRODUCTION CAPACITY; PRODUCT PRICE; PAYMENT................21

ARTICLE 6.        BIP PRODUCT WARRANTIES; SPECIFICATIONS.....................26

ARTICLE 7.        PACKAGING..................................................29

ARTICLE 8.        CLAIMS.....................................................29

ARTICLE 9.        MANUFACTURING AUDITS; CERTIFICATE OF
                  COMPLIANCE; REGULATORY MATTERS.............................30

ARTICLE 10.       RECALLS....................................................34

ARTICLE 11.       QUALITY ASSURANCE; QUALITY CONTROL;
                  VALIDATION; STABILITY......................................35

ARTICLE 12.       BIP'S OBLIGATIONS AS MANUFACTURER..........................37

ARTICLE 13.       LICENSE GRANTS.............................................40

ARTICLE 14.       USE OF DATA; OWNERSHIP OF INTELLECTUAL
                  PROPERTY; [*]; FUTURE ACTIVITIES...........................41

ARTICLE 15.       REPRESENTATIONS AND WARRANTIES.............................41

ARTICLE 16.       INDEMNIFICATION............................................42

ARTICLE 17.       CONFIDENTIALITY............................................44

ARTICLE 18.       PRESS RELEASES; USE OF NAMES...............................47


                                                                           PAGE

ARTICLE 19.       TERM; TERMINATION..........................................47

ARTICLE 20.       FORCE MAJEURE..............................................52

ARTICLE 21.       ASSIGNMENT.................................................54

ARTICLE 22.       DISPUTE RESOLUTION.........................................54

ARTICLE 23.       MISCELLANEOUS..............................................55


EXHIBITS:

EXHIBIT A     BULK DRUG SUBSTANCE SPECIFICATIONS
EXHIBIT B     DRUG PRODUCT SPECIFICATIONS
EXHIBIT C     FINISHED PRODUCT SPECIFICATIONS
EXHIBIT D     VOLUME DISCOUNT PRICING MATRIX FOR BULK DRUG SUBSTANCE [*]
EXHIBIT E     VOLUME DISCOUNT PRICING MATRIX FOR FILLING AND LYOPHILIZATION
              OPERATIONS FOR [*]
EXHIBIT F     VOLUME DISCOUNT PRICING MATRIX FOR LABELING OPERATIONS FOR [*]
EXHIBIT G     FIRM ORDER PLANNING SYSTEM OF [*] COMMERCIAL SUPPLY, PRE-FDA
              APPROVAL
EXHIBIT H     COORDINATORS AND WYETH REPRESENTATIVE

                             ENBREL SUPPLY AGREEMENT

THIS ENBREL SUPPLY AGREEMENT ("AGREEMENT") is made effective as of November 5, 1998, by and among IMMUNEX CORPORATION, a corporation of the State of Washington, having its principal place of business at 51 University Street, Seattle, Washington 98101, U.S.A., together with its Affiliates (as defined herein) ("IMMUNEX"), AMERICAN HOME PRODUCTS CORPORATION, a corporation of the State of Delaware having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, U.S.A. ("AHPC"), acting through its Wyeth-Ayerst Laboratories division, having offices at 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087, U.S.A. ("WYETH"), and BOEHRINGER INGELHEIM PHARMA KG (the successor of Dr. Karl Thomae GmbH ("THOMAE")), a German corporation having a place of business at Birkendorfer Stra(beta)e 65, 88397 Biberach an der Riss, Federal Republic of Germany ("BIP").

                                   BACKGROUND

Immunex and Wyeth wish to distribute commercially in their respective territories a certain Immunex proprietary biological product known as TNFR:Fc in finished dosage form for human use.

BIP has the experience and expertise necessary to perform manufacturing, analytical testing and quality assurance services for the manufacturing and labeling of such product for sale hereunder, and BIP owns specialized cell culture, processing, protein purification, filling and lyophilization facilities that are suitable for commercial production of such product.

Immunex and Wyeth desire BIP to perform such services and sell commercial quantities of such product hereunder, and BIP desires to perform such services and sell commercial quantities of such product to Immunex on its behalf and on behalf of Wyeth hereunder, all on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

IN CONSIDERATION OF the mutual covenants set forth in this Agreement, the Parties (as defined herein) hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement.

1.1 "ACQUISITION COST" shall mean the actual invoiced price paid by a Party to any Third Party (as defined herein) for acquiring any materials used in the manufacture of the Product (as defined herein) hereunder, including, but not limited to, shipping and handling costs and customs duties incurred and paid by such Party in connection with the acquisition of such materials, and also including [*] percent ([*]%) of the above amounts to cover such Party's storage and overhead costs. This definition, including the [*] percent ([*]%) markup, shall only apply in the circumstances set forth in
     Section 6.3(a)(5) and Section 19.3(c)(1) hereof.

1.2 "AFFILIATE" shall mean any corporation or business entity of which a Party owns directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which a Party directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a Party or directly or indirectly controls a Party. For purposes of this Agreement, any Party and the other Affiliates it controls shall not be deemed to be Affiliates of any other Party.

1.3 "ANNUAL QUANTITY" shall mean the number of kg of Bulk Drug Substance (as defined herein) for which Buyer (as defined herein) has submitted Firm Orders (as defined herein) with respect to a particular Calendar Year (as defined herein).

1.4 "ANNUAL SURCHARGE" shall have the meaning set forth in Section 5.2(b) hereof.

1.5 "BIP CONFIDENTIAL INFORMATION" shall mean all technical and other information relating to the Biberach Facility (as defined herein) and associated BIP technologies that are disclosed or supplied to, or used on behalf of (as recorded in relevant BIP documentation), Immunex and/or Wyeth by BIP pursuant to this Agreement, whether patented or unpatented, including, without limitation, trade secrets, know-how, processes, concepts, ideas, experimental methods and results and business and scientific plans.

1.6 "BLA" shall mean a biologics license application, or any successor filing thereto with the FDA (as defined herein) that generally replaces a biologics license application.

1.7 "BATCH" shall mean (a) with respect to Bulk Drug Substance, a Bulk Drug Substance Lot (as defined herein), (b) with respect to Drug Product (as defined herein), a Large Lyophilization Chamber Lot (as defined herein),
     (c) with respect to Finished Product (as defined herein), a Large Lyophilization Chamber Lot, or (d) any other size batch as agreed to by the Parties in writing from time to time.

1.8 "BIBERACH FACILITY" shall mean (a) BIP's facility at Birkendorfer Stra(beta)e 65, 88397 Biberach an der Riss, Federal Republic of Germany, at which the Product is manufactured (the "ORIGINAL BIBERACH FACILITY") or (b) such other facility of BIP or a BIP Affiliate at which the Product is manufactured, provided, however, BIP's manufacturing of the Product may not be transferred from the Original Biberach Facility without the prior written approval of Immunex and Wyeth, and provided further, that any transfer of production of the Product from the Original Biberach Facility to any other Biberach Facility shall be permitted only to the extent that such transfer is approved by all applicable regulatory authorities and the possible interference and any resulting delay in BIP's performance of its obligations hereunder, as well as any impact on the Product Price (as defined herein), are agreed upon by the Parties.

1.9 "BULK DRUG SUBSTANCE" shall mean [*] Product (as defined herein) [*] which has been purified to a concentrated form from one or more Bulk Drug Substance Lots and can be stored in a liquid or frozen form under appropriate conditions. [*]

1.10 "BULK DRUG SUBSTANCE LOT" shall mean a single [*] ([*]) L fermentation scale lot of purified Product, processed to result in Bulk Drug Substance, which lot shall be manufactured in compliance with cGMP (as defined herein) and in conformance with the Bulk Drug Substance Specifications (as defined herein).

1.11 "BULK DRUG SUBSTANCE RUN" shall mean a single run of the Process (as defined herein) at the [*] ([*]) L fermentation scale, which run is calculated to result in a Bulk Drug Substance Lot.

1.12 "BULK DRUG SUBSTANCE SPECIFICATIONS" shall mean specifications developed by Immunex and Wyeth as set forth in the Product BLA for Bulk Drug Substance which describe testing methods and acceptance criteria for each Bulk Drug Substance Lot generated, and which are attached hereto as EXHIBIT A, as such specifications may be amended from time to time by mutual agreement of the Parties, including without limitation such amendments as may be required to obtain approval of the Drug Product from the FDA, EMEA (as defined herein) and other applicable regulatory authorities in the Territory (as defined herein). BIP shall not unreasonably withhold its agreement to such specification amendments after agreement of the Parties on the commercial impact of any such amendments.

1.13 "BUYER" shall mean Immunex; provided, however, that Buyer shall mean Wyeth if (a) this Agreement is terminated solely with respect to the Immunex Territory (as defined herein) for any reason, or (b) Immunex or its permitted successor(s) is no longer a party to this Agreement for any reason.

1.14 "CGMP" shall mean the regulatory requirements for current good manufacturing practices promulgated by the FDA under the FD&C Act (as defined herein), 21 C.F.R. ss. 210 ET SEQ. and under the PHS Act (as defined herein), 21 C.F.R. ss.ss. 600-610, or the applicable regulatory guidance documents promulgated by the EMEA, as the case may be, as the same may be amended from time to time.

1.15 "CALENDAR QUARTER" shall mean each three (3)-month period commencing the first day of January, April, July and October of each Calendar Year.

1.16 "CALENDAR YEAR" shall mean each twelve (12)-month period commencing January 1st of each year during the Supply Term (as defined herein) through the end of the Supply Term. The obligations of the Parties with respect to the Maximum Request (as defined herein), Annual Quantity, Product Price, Annual Surcharge and other applicable terms hereunder shall be prorated during 1998 and during the last year of the Supply Term to reflect that such years during the Supply Term may be shorter than a full twelve (12)-month year.

1.17 "CELL LINE" shall mean a proprietary Immunex Chinese Hamster Ovary ("CHO") cell line that expresses the Product. [*].

1.18 "CERTIFICATE OF ANALYSIS" shall mean a document listing the date of manufacturing, tests performed, specifications, test date(s), and test results, including photographs and chromatograms as applicable, as required by the Bulk Drug Substance Specifications, the Drug Product Specifications (as defined herein) and the Finished Product Specifications (as defined herein), as the case may be, the accuracy of which has been certified by a Party. The Parties shall from time to time agree upon a format or formats for the Certificate of Analysis to be used hereunder.

1.19 "CERTIFICATE OF COMPLIANCE" shall mean a document (a) listing the expiration date and quantity of a particular Batch of Bulk Drug Substance, Drug Product and/or Finished Product, (b) certifying that such Batch was manufactured in accordance with all Specifications (as defined herein), cGMP, the BLA/EMEA-dossier for the Product (as applicable), and all applicable FDA and EMEA regulations, and (c) certifying that such Batch is acceptable for release. The Parties shall from time to time agree upon a format or formats for the Certificate of Compliance to be used hereunder.

1.20 "CONFIDENTIAL INFORMATION" shall mean Immunex/Wyeth Confidential Information (as defined herein) or BIP Confidential Information, as the context requires.

1.21 "CONTRACT YEAR" shall mean the period of twelve (12) consecutive calendar months commencing on the first day of the month following First Commercial Sale (as defined herein).

1.22 "DELIVERY DATE" shall mean a date for which delivery of Bulk Drug Substance, Drug Product and/or Finished Product, as the case may be, is stated in a Firm Order.

1.23 "DELIVERY DATE CONFIRMATION" shall mean a written confirmation sent by BIP to Buyer confirming the Delivery Dates specified in Firm Orders issued hereunder.

1.24 "DETAILED FORECAST SCHEDULE" shall have the meaning set forth in Section 4.3(a) hereof.

1.25 "DRUG PRODUCT" shall mean Bulk Drug Substance which has been appropriately formulated, compounded, filled into containers and lyophilized ([*]) by BIP without labeling ([*]).

1.26 "DRUG PRODUCT SPECIFICATIONS" shall mean specifications developed by Immunex and Wyeth as set forth in the Product BLA that describe testing methods and acceptance criteria for Drug Product, as well as in-process specifications, and which are attached hereto as EXHIBIT B, as such specifications may be amended from time to time by mutual agreement of the Parties, including without limitation such amendments as may be required to obtain approval of the Drug Product from the FDA, EMEA and other regulatory authorities in the Territory. BIP shall not unreasonably withhold its agreement to such specification amendments after agreement of the Parties on the commercial impact of any such amendments.

1.27 "EMEA" shall mean the European Medicines Evaluation Agency, or any successor agency.

1.28 "EMEA-DOSSIER" shall mean an application-filing for registration with the EMEA, or any successor filing thereto with the EMEA that generally replaces such dossier.

1.29 "EFFECTIVE DATE" shall mean the date first above written, which shall be the effective date of this Agreement.

1.30 "FD&C ACT" shall mean the United States Federal Food, Drug and Cosmetic Act, as the same may be amended from time to time.

1.31 "FDA" shall mean the United States Food and Drug Administration, or any successor agency.

1.32 "FINISHED PRODUCT" shall mean Bulk Drug Substance which has been appropriately formulated, compounded, filled into containers, lyophilized ([*]) and labeled by BIP, suitable for shipment in bulk packaging to Immunex, Wyeth and/or their respective designee(s) for final commercial packaging.

1.33 "FINISHED PRODUCT SPECIFICATIONS" shall mean specifications developed by Immunex and Wyeth as set forth in the Product BLA that describe testing methods and acceptance criteria for Finished Product, and which are attached hereto as EXHIBIT C, as such specifications may be amended from time to time by mutual agreement of the Parties, including without limitation such amendments as may be required to obtain approval of the Finished Product from the FDA, EMEA and other regulatory authorities in the Territory. BIP shall not unreasonably withhold its agreement to such specification amendments after agreement of the Parties on the commercial impact of any such amendments.

1.34 "FIRM ORDER" shall mean (a) the binding and partly binding portions of each Rolling Forecast Planning Schedule (as defined herein) for Bulk Drug Substance submitted by Buyer hereunder in accordance with Section 4.2(b) hereof, (b) the binding portion of each Detailed Forecast Schedule for Bulk Drug Substance, Drug Product and/or Finished Product submitted by Buyer hereunder in accordance with Section 4.3(c) hereof, and (c) any separate order agreed upon in writing by Buyer and BIP that is specified as a firm order, which on receipt thereof by BIP shall constitute a binding order in accordance with the terms set forth in Article 4 hereof for Bulk Drug Substance, Drug Product and/or Finished Product, as set forth in such Rolling Forecast Planning Schedule, Detailed Forecast Schedule, or written separate order, as the case may be.

1.35 "FIRST COMMERCIAL SALE" shall mean November 4, 1998, the date of the first commercial sale of Finished Product following regulatory approval of the Product by the FDA.

1.36 [*]

1.37 [*]

1.38 "IMMUNEX/WYETH CONFIDENTIAL INFORMATION" shall mean the Cell Line, Master Cell Bank (as defined herein), Working Cell Bank (as defined herein), Process, [*] Product, [*], and all technical and other information relating thereto that is disclosed or supplied to BIP by Immunex and/or Wyeth pursuant to this Agreement, whether patented or unpatented, including, without limitation, trade secrets, know-how, processes, concepts, ideas, experimental methods and results and business and scientific plans.

1.39 "IMMUNEX TERRITORY" shall mean the U.S. (as defined herein) and Canada.

1.40 "LARGE LYOPHILIZATION CHAMBER LOT" shall mean, with respect to the lyophilization cycles of Bulk Drug Substance to be completed by BIP hereunder in converting Bulk Drug Substance to Drug Product or Finished Product, a large scale lyophilization chamber lot with a maximum capacity of [*] ([*]) 2R (4 ml) vials, and with an average yield of [*] ([*]) 2R (4 ml) vials. The Parties agree that, consistent with standard operating procedures agreed upon by Buyer and BIP from time to time, pooling and splitting of Bulk Drug Substance by BIP will be allowed if feasible to support maximizing any Large Lyophilization Chamber Lot cycles.

1.41 "MASTER CELL BANK" shall mean Immunex's reference deposit or collection of vials of the Cell Line, from which the Working Cell Bank is derived.

1.42 "MAXIMUM REQUEST" shall mean that quantity of Bulk Drug Substance [*] in accordance with Section 5.1(a) - (c) hereof.

1.43 "MINIMUM QUANTITY" shall mean [*] percent ([*]%) of the Maximum Request.

1.44 "PHS ACT" shall mean the Public Health Service Act, Biological Products, as amended, as the same may be amended from time to time.

1.45 "PARTY" or "PARTIES" shall mean BIP, Immunex and/or Wyeth, as the context requires.

1.46 "PHASE I AGREEMENT" shall mean the Contract Research Agreement Feasibility Study for Evaluation of TNFR:Fc Process (Phase I) among Immunex, AHPC and Thomae effective as of August 1, 1996.

1.47 "PHASE I PROJECT" shall mean the Phase I contract research program described in the Phase I Agreement, in which Immunex transferred the Process to Thomae to be implemented, scaled-up and evaluated at the [*] ([*]) L fermentation scale in the Biberach Facility.

1.48 "PHASE II AGREEMENT" shall mean the Production Scale-Up Agreement: TNFR:Fc Process (Phase II) among Immunex, AHPC and Thomae effective as of April 1, 1997.

1.49 "PHASE II PROJECT" shall mean the Phase II scale-up program described in the Phase II Agreement. The primary objectives of the Phase II Project were for Thomae to scale-up the Process from the [*] ([*]) L fermentation scale to the [*] ([*]) L fermentation scale at the Original Biberach Facility, including down stream processing, to complete [*] ([*]) Bulk Drug Substance Lots, and to convert the Bulk Drug Substance from such [*] ([*]) Bulk Drug Substance Lots to Drug Product and/or Finished Product.

1.50 [*]

1.51 "PRODUCT" shall mean the pharmaceutical product TNFR:Fc, [*].

1.52 "PRODUCT PRICE" shall mean the prices for [*] Product as determined in accordance with the terms of this Agreement.

1.53 "PRODUCTION ASSUMPTIONS" shall mean the fermentation crude Product titer (mg/L) and purification yield assumptions with respect to a Bulk Drug Substance Lot, as set forth in Section 5.3(a) hereof, as such Production Assumptions may be adjusted in accordance with Section 5.3(b) and (c) hereof.

1.54 "ROLLING FORECAST PLANNING SCHEDULE" shall have the meaning set forth in
     Section 4.2 hereof.

1.55 [*]

1.56 [*]

1.57 "SPECIFICATIONS" shall mean the Bulk Drug Substance Specifications, the Drug Product Specifications and the Finished Product Specifications, as the context requires.

1.58 "SUPPLY TERM" shall have the meaning set forth in Section 19.1 hereof.

1.59 [*]

1.60 "TERRITORY" shall mean all countries of the world.

1.61 "THIRD PARTY" shall mean any party other than Immunex, Wyeth, BIP and their respective Affiliates.

1.62 "U.S." shall mean the United States of America, its territories and possessions, and the Commonwealth of Puerto Rico.

1.63 "UNIT" shall mean a 2R (4 ml) vial containing either (a) [*] ([*]) mg or
     (b) twenty-five (25) mg of Drug Product or Finished Product, as the case may be. Other presentations as requested hereunder in writing from time to time by Immunex after consultation with Wyeth shall be agreed upon in writing with BIP.

1.64 "WORKING CELL BANK" shall mean a vialed collection of serially subcultivated cells generated by Immunex and/or BIP that is derived from the Master Cell Bank. The Working Cell Bank is used to establish seed cultures of the Cell Line to initiate the Process.

1.65 "WYETH TERRITORY" shall mean all of the countries of the world outside of the Immunex Territory.

1.66 Each of the following definitions are found in the body of this Agreement as indicated:


                                                                       SECTION
     "ACCEPTED UNUSED CAPACITY"                             5.1(a)(3)

     "ADDITIONAL MANUFACTURING CAPACITY"                    3.3(a)

     "ADDITIONAL MANUFACTURING CAPACITY PLAN"               3.3(d)

     "ANNUAL AUDIT"                                         9.1(a)

     "BUSINESS COORDINATORS"                                2.1(a)

     "CMC"                                                  12.6(a)(2)

     "DATE OF SHIPMENT"                                     4.5(a)(4)

     "EURO"                                                 5.9

     "EVENT AUDIT"                                          9.1(b)(2)

     "FORCE MAJEURE EVENT"                                  20.1

     "INDEMNITEE"                                           16.3(a)

     "INDEMNITOR"                                           16.3(a)

     "LIABILITIES"                                          16.1(a)

     "REGULATORY FILING GROUP"                              12.6(c)

     "TECHNICAL COORDINATORS"                               2.1(a)

     "THIRD PARTY VENDORS"                                  6.3(c)

     "WARNING LETTER"                                       9.1(b)(2)(i)

     "WYETH REPRESENTATIVE"                                 2.1(b)



                             ARTICLE 2. COORDINATORS

2.1  APPOINTMENT OF COORDINATORS AND WYETH REPRESENTATIVE.
     (a) COORDINATORS. Buyer and BIP shall each appoint an authorized business representative and a backup business representative ("BUSINESS COORDINATORS"). In addition, Buyer and BIP shall each appoint an authorized technical representative and a backup technical representative ("TECHNICAL COORDINATORS"). The initial Business Coordinators and Technical Coordinators are listed on EXHIBIT H attached hereto and made a part hereof. Buyer and BIP may each replace their respective Business Coordinators and Technical Coordinators at any time for any reason by providing written notice thereof to the other Parties.

     (b) WYETH REPRESENTATIVE. Wyeth shall appoint a Wyeth representative and a backup Wyeth representative (collectively, the "WYETH REPRESENTATIVE"), which representative shall receive all notices other than legal notices which are required or permitted to be given to Wyeth under this Agreement. The initial Wyeth Representative is listed on EXHIBIT H hereto. Wyeth may replace its Wyeth Representative at any time for any reason by providing written notice thereof to the other Parties.

2.2  RESPONSIBILITY OF COORDINATORS.
     (a) BUSINESS COORDINATORS. The Business Coordinators shall be responsible for communications, other than legal notices, between the Parties related to forecasts, Firm Orders and deliveries of Bulk Drug Substance, Drug Product and Finished Product hereunder, and other matters related thereto.

     (b) TECHNICAL COORDINATORS. The Technical Coordinators shall be responsible for communications, other than legal notices, between the Parties in matters of quality, manufacturing, project management and compliance with respect to Bulk Drug Substance, Drug Product and Finished Product, and other matters related thereto. [*]

     (c) COMMUNICATIONS. Both the Business Coordinators and the Technical Coordinators will be available on a regular basis for consultation at pre-arranged times during the course of the Supply Term. Additional modes or methods of communication and decision making may be implemented as set forth herein and as agreed upon by the Parties from time to time. As agreed upon by the applicable Coordinators and/or by the applicable BIP Coordinator(s) and the Wyeth Representative from time to time, BIP shall allow the Buyer Technical Coordinator and a reasonable number of other appropriate Immunex and Wyeth personnel to be present in BIP's facilities at agreed upon times during the Supply Term. While at any BIP facility, the Buyer Business Coordinator, Buyer Technical Coordinator and any other Immunex and Wyeth personnel shall comply with all applicable BIP security and safety policies and procedures.

   ARTICLE 3. SUPPLY OF BULK DRUG SUBSTANCE, DRUG PRODUCT AND FINISHED PRODUCT

3.1 MANUFACTURE AND SUPPLY OF BULK DRUG SUBSTANCE, DRUG PRODUCT AND FINISHED PRODUCT.

     (a)  BULK DRUG SUBSTANCE; DRUG PRODUCT.

          (1) During the Supply Term, BIP shall [*] manufacture and sell, and Buyer shall [*] on its behalf purchase, in each case within the Maximum Request, Bulk Drug Substance and Drug Product, and Buyer shall on behalf of Wyeth issue Firm Orders to BIP for Bulk Drug Substance and Drug Product for payment by Wyeth to BIP, subject to the terms and conditions of this Agreement, for sale or other distribution in the Territory.

          (2) From time to time during the Supply Term, and within the provisions of the Rolling Forecast Planning Schedule and the Detailed Forecast Schedule set forth in Section 4.2 and 4.3 hereof, respectively, Buyer reserves the option to purchase, and in such event BIP shall manufacture and sell, Bulk Drug Substance for delivery to Immunex, Wyeth, or/or their respective designee, for final fill and finish by a party other than BIP. Unless otherwise agreed by BIP, Buyer shall not purchase more than [*] percent ([*]%) of its requirements of Product in the form of such separate purchases of Bulk Drug Substance. The foregoing provision shall not apply to purchases of Bulk Drug Substance hereunder to be stored by BIP and that BIP will subsequently convert to Drug Product and/or Finished Product.

     (b) FINISHED PRODUCT. Buyer shall have the option from time to time (and within the provisions of the Detailed Forecast Schedule) during the Supply Term to purchase Finished Product from BIP, and BIP shall in such event manufacture and sell, and Buyer shall on its behalf purchase, Finished Product, and Buyer shall on behalf of Wyeth issue Firm Orders to BIP for Finished Product for payment by Wyeth to BIP, subject to the terms and conditions of this Agreement, for sale or other distribution in the Territory.

     (c) SPECIFICATIONS; CGMP. All Bulk Drug Substance, Drug Product and Finished Product manufactured by BIP hereunder shall conform to the Specifications applicable thereto and be manufactured in compliance with cGMP.

3.2 BACK-UP SUPPLIER(S) OF BULK DRUG SUBSTANCE AND/OR DRUG PRODUCT. Immunex and Wyeth shall together have the right to solicit estimates from and qualify for FDA, EMEA or other regulatory authority approval one or more back-up suppliers to manufacture and supply Bulk Drug Substance and/or Drug Product to Buyer for sale in the Territory, and to perform any other services assigned to BIP hereunder in the event that at any time during the Supply Term [*]. In such event, Buyer may purchase such additional quantities of Bulk Drug Substance and/or Drug Product in excess of the quantities BIP is able to supply Buyer pursuant to this Agreement from such alternative back-up supplier(s), or Buyer may manufacture such quantities itself. If and when Buyer purchases or intends to purchase from any such alternative back-up supplier(s), the Maximum Request may not be adjusted downward by Buyer in connection therewith. [*]

3.3  RIGHT OF FIRST REFUSAL FOR ADDITIONAL MANUFACTURING CAPACITY.

     (a) CONDITION PRECEDENT TO RIGHT OF FIRST REFUSAL. In the event that at any time during the Supply Term, BIP is unable to supply all of Immunex's and Wyeth's requirements of Bulk Drug Substance and/or Drug Product in excess of the Maximum Request for sale in the Territory, and Immunex and Wyeth make a determination that they will need additional manufacturing capacity in excess of the Maximum Request (as of the Effective Date) for Bulk Drug Substance and/or Drug Product for an extended period (the "ADDITIONAL MANUFACTURING CAPACITY"), Immunex and Wyeth shall, subject to Section 3.2 above, offer BIP all rights to provide such Additional Manufacturing Capacity in accordance with the terms set forth in this Section 3.3.

     (b) NOTICE REQUIREMENTS. Immunex and Wyeth shall provide written notice to the BIP Business Coordinator of any such determination with respect to Additional Manufacturing Capacity as set forth in Section 3.3(a) above. Such notice shall include sufficient information to enable BIP to reasonably evaluate its ability to provide Immunex and Wyeth such Additional Manufacturing Capacity, including, but not limited to, the number of additional kilos of Bulk Drug Substance and/or the number of additional Units of Drug Product required per Calendar Year, a proposed timeline for providing such Additional Manufacturing Capacity that is reasonable under the circumstances, the length of time that Immunex and Wyeth would be prepared to commit to use an acceptable percentage of such Additional Manufacturing Capacity, and any other pertinent terms.

     (c) COMMENCEMENT OF TIME PERIOD. Upon BIP's receipt of such notice from Immunex and Wyeth pursuant to Section 3.3(b) above, the Parties shall have a period of [*] ([*]) days in which to establish mutually acceptable terms and conditions under which BIP shall build or otherwise acquire the Additional Manufacturing Capacity, including, but not limited to, acceptable timelines for engineering and construction of new or expanded manufacturing facilities, the actual production capacity to be committed by BIP to Immunex and Wyeth, the Product Price for such additional quantities of Bulk Drug Substance and/or Drug Product, the level of commitment to BIP required by Immunex and Wyeth after such Additional Manufacturing Capacity is built and qualified, and any other pertinent terms. If the Parties are able to establish mutually acceptable terms and conditions governing such Additional Manufacturing Capacity under this Section 3.3(c), then the Parties shall as soon thereafter as practicable negotiate in good faith an addendum to this Agreement to cover any changes in this Agreement as a result of such Additional Manufacturing Capacity, including, but not limited to, the items described in the immediately preceding sentence.

          At the end of the [*] ([*])-day period referred to in this Section 3.3(c), as such period may be extended by mutual written agreement of the Parties, if the Parties are unable to establish mutually acceptable terms and conditions governing such Additional Manufacturing Capacity, Immunex and Wyeth shall have the right to offer manufacturing rights for such Additional Manufacturing Capacity to a Third Party or to Immunex, AHP or any of their Affiliates, on terms that, taken as a whole, are no less favorable to Immunex and Wyeth than the terms last offered to BIP. If Immunex and Wyeth desire to enter into an agreement with a Third Party or between themselves and/or their Affiliates on terms that, taken as a whole, are more favorable to such Third Party, Immunex, AHP or any of their Affiliates than the terms last offered to BIP, then Immunex and Wyeth shall not enter into an agreement with such Third Party or between themselves and/or their Affiliates unless Immunex and Wyeth first offer such new terms to BIP. BIP shall then have [*] ([*]) days from receipt of such additional offer to accept or reject such new terms.

     (d) ADDITIONAL MANUFACTURING CAPACITY PLAN. BIP shall prepare and deliver a capital investment plan for such Additional Manufacturing Capacity (the "ADDITIONAL MANUFACTURING CAPACITY PLAN") to Immunex and Wyeth within [*] ([*]) days after the Parties have reached any agreement under Section 3.3(c) above. The Additional Manufacturing Capacity Plan shall describe in reasonable detail the activities BIP proposes to undertake and/or has already undertaken in increasing BIP's production capacity as agreed upon by the Parties, and shall include information regarding the expected timing of construction of the increased capacity, and the expected timing of purchases of capital equipment that must be specially ordered. BIP shall thereafter use all commercially reasonable efforts to build and qualify the increased manufacturing capacity in accordance with the timelines agreed by the Parties. If Immunex and Wyeth can reasonably demonstrate that BIP is failing to use all commercially reasonable efforts to build and qualify the increased manufacturing capacity within such timelines, Immunex and Wyeth may refer this matter to dispute resolution under
          Section 22.2 hereof. If the Parties are unable to resolve such dispute in accordance with the terms of Section 22.2 hereof, Immunex and Wyeth shall be free to enter into an agreement with a Third Party or between themselves and/or their Affiliates to provide such Additional Manufacturing Capacity.

 ARTICLE 4. PRE-FIRST COMMERCIAL SALE FIRM ORDERS; FORECASTS; FIRM ORDERS;
            DELIVERIES

4.1  PRE-FIRST COMMERCIAL SALE -- FIRST FIVE (5) FIRM ORDERS.
     (a)  PRE-FIRST COMMERCIAL SALE FIRM ORDERS FOR BULK DRUG SUBSTANCE.

          (1) On [*], Buyer sent a letter to BIP with respect to the first Firm Order for Bulk Drug Substance, which letter authorized BIP to manufacture sufficient Bulk Drug Substance required to yield [*] ([*]) twenty-five (25) mg Units of Drug Product and/or Finished Product to be scheduled for delivery during the fourth Calendar Quarter of 1998.

          (2) On [*], Buyer sent a letter to BIP with respect to the second and third Firm Orders for Bulk Drug Substance, which letter authorized BIP to manufacture Bulk Drug Substance required to yield (i) [*] ([*]) twenty-five (25) mg Units of Drug Product and/or Finished Product to be scheduled for delivery during the first Calendar Quarter of 1999 (second Firm Order) and [*] ([*]) twenty-five (25) mg Units of Drug Product and/or Finished Product to be scheduled for delivery during the second Calendar Quarter of 1999 (third Firm Order).

          (3) On [*], Buyer sent a letter to BIP with respect to the fourth Firm Order for Bulk Drug Substance, which letter authorized BIP to manufacture Bulk Drug Substance required to yield [*] ([*]) twenty-five (25) mg Units of Drug Product and/or Finished Product to be scheduled for delivery during the third Calendar Quarter of 1999. [*]

          (4) On [*], Buyer sent a letter to BIP with respect to the fifth Firm Order for Bulk Drug Substance, which letter authorized BIP to manufacture Bulk Drug Substance required to yield [*] ([*]) twenty-five (25) mg Units of Drug Product and/or Finished Product to be scheduled for delivery during the fourth Calendar Quarter of 1999.

          (5) Buyer's first five (5) Firm Orders for Bulk Drug Substance are detailed in EXHIBIT G attached hereto. EXHIBIT G sets forth details concerning timelines for Buyer's first five (5) Firm Orders for Bulk Drug Substance during the period prior to First Commercial Sale in the Immunex Territory, and timelines for converting such Bulk Drug Substance into [*] ([*]) mg and/or twenty-five (25) mg vials of Drug Product and/or Finished Product. In accordance with EXHIBIT G, Buyer shall have the flexibility in deciding when to have BIP convert Bulk Drug Substance from such first five (5) Firm Orders into [*] ([*]) mg and/or twenty-five (25) mg vials of Drug Product and/or Finished Product for sale in the first five (5) Calendar Quarters after First Commercial Sale and thereafter in the Immunex Territory, recognizing that there is inherent uncertainty in predicting the timing of FDA approval of the Product BLA.

          (6) In accordance with Section 4.3 hereof, Buyer shall on a monthly basis provide BIP with a Detailed Forecast Schedule for converting Bulk Drug Substance from such first five (5) Firm Orders into Drug Product and/or Finished Product. As part of each such Detailed Forecast Schedule, Buyer shall specify the number of [*] ([*]) mg vials and the number of twenty-five (25) mg vials that BIP shall produce from such Bulk Drug Substance from the first five (5) Firm Orders. Buyer's forecasted quarterly requirements for supply of Drug Product and/or Finished Product during the five (5) Calendar Quarters referenced in Section 4.1(a)(1) - (4) above are set forth in Table 1 below:

                                     TABLE 1
QUARTERLY FORECASTED REQUIREMENTS OF DRUG PRODUCT AND/OR FINISHED PRODUCT FOR FIRST FIVE CALENDAR QUARTERS AFTER FIRST COMMERCIAL SALE IN THE IMMUNEX TERRITORY


                     CALENDAR QUARTER                                BULK DRUG SUBSTANCE REQUIRED TO
                                                                     YIELD THE FOLLOWING NUMBER OF
                                                                     UNITS (25 MG VIAL EQUIVALENTS)

                 4th Calendar Quarter 1998                                     [*]

                 1st Calendar Quarter 1999                                     [*]

                 2nd Calendar Quarter 1999                                     [*]

                 3rd Calendar Quarter 1999                                     [*]

                 4th Calendar Quarter 1999                                     [*]

                          TOTALS                                               [*]


     (b)  APPLICABLE DATES. The dates applicable to (1) ordering raw materials,
          (2) issuing a Firm Order for Bulk Drug Substance, (3) invoicing for Bulk Drug Substance, (4) issuing a Firm Order date for filling operations for converting Bulk Drug Substance into [*] ([*]) mg and/or twenty-five (25) mg vials of Drug Product and/or Finished Product, consistent with BIP's finite lyophilization capacity, (5) invoicing for such filling operations, and (6) other related BIP activities with respect to the quantities of Drug Product and/or Finished Product set forth in Table 1 above are set forth in EXHIBIT G hereto.

     (c) FIRST FIVE FIRM ORDERS GOVERNED BY THIS AGREEMENT. Upon the Effective Date, the letters referenced in Section 4.1(a) above dated [*], representing the first through the fifth Firm Orders, shall be deemed to have been made hereunder and shall be superseded by this Agreement, and the terms and conditions of this Agreement shall govern such first through fifth Firm Orders.

4.2 POST-FIRST COMMERCIAL SALE -- THREE (3)-YEAR ROLLING FORECAST PLANNING SCHEDULE FOR BULK DRUG SUBSTANCE.
     (a) MONTHLY ROLLING FORECAST PLANNING SCHEDULE UNTIL [*]. Beginning on or before the tenth day of each month after First Commercial Sale until [*], or as otherwise agreed upon by BIP and Buyer, Buyer shall submit to BIP, a three (3)-year "ROLLING FORECAST PLANNING SCHEDULE" for Bulk Drug Substance to be manufactured by BIP. The three (3)-year period shall be that period which commences on the first day of the [*] month after Buyer submits each Rolling Forecast Planning Schedule. By way of example only, when the Rolling Forecast Planning Schedule for [*] is submitted, the three (3)-year planning horizon covered by such schedule shall commence on [*] and shall end on [*]. Beginning in [*], or as otherwise agreed upon by BIP and Buyer, the applicable Rolling Forecast Planning Schedule shall be submitted on a quarterly basis as set forth in Section 4.2(c) below.

     (b) DETERMINATION OF BINDING PORTION OF EACH ROLLING FORECAST PLANNING SCHEDULE. Each three (3)-year Rolling Forecast Planning Schedule issued after First Commercial Sale shall be [*], as follows:

          (1)  The forecasts for Bulk Drug Substance within the [*].

          (2) The forecasts for Bulk Drug Substance within the [*]. Such forecasts within the [*] of the three (3)-year Rolling Forecast Planning Schedule can be increased by Buyer by up to [*] percent ([*]%) by providing written notice thereof to BIP, provided that any such increase, when added together with the forecasted amount, shall be subject to an upper limit of either the Maximum Request or the Maximum Request plus BIP's then-currently available production capacity for the Product as represented by any Accepted Unused Capacity (see Section 5.1(a)(3) hereof), whichever upper limit is greater. Any increases above such amount are subject to Section 4.2(d) below. The following restrictions shall apply if such forecasts within the [*]:

               (i) Within months [*] ([*]) to [*] ([*]), the forecast can be [*] by up to [*] percent ([*]%);

               (ii) Within months [*] ([*]) to [*] ([*]), the forecast can be
                    [*] by up to [*] percent ([*]%);

               (iii) Within months [*] ([*]) to [*] ([*]), the forecast can be
                    [*] by up to [*] percent ([*]%); and

               (iv) Within months [*] ([*]) to [*] ([*]), the forecast can be
                    [*] by up to [*] percent ([*]%).

              [*]

          (3)  The forecasts for Bulk Drug Substance within the [*].

     (c) QUARTERLY ROLLING FORECAST PLANNING SCHEDULE BEGINNING IN [*]. Beginning in [*], or as otherwise agreed by BIP and Buyer, Buyer shall submit updates to the Rolling Forecast Planning Schedule on a quarterly basis, by the tenth day of the last month of each Calendar Quarter during the Supply Term, I.E., at June ---- 10th, September 10th, December 10th and March 10th. The three (3)-year period shall be that period which commences on the first day of the [*] month after Buyer submits each quarterly update to the Rolling Forecast Planning Schedule. By way of example only, when the Rolling Forecast Planning Schedule for [*] is submitted, the three (3)-year planning horizon covered by such schedule shall commence on [*] and shall end on [*]. No Rolling Forecast Planning Schedule needs to be given for any period after the expiration of the Supply Term.

     (d) ADDITIONAL REQUIREMENTS OF BULK DRUG SUBSTANCE. BIP shall use all commercially reasonable efforts to supply to Buyer any requirements of Bulk Drug Substance which are in excess of those quantities specified (and any increases to such quantities as permitted by Section 4.2(b)(2) above) in the then-current Rolling Forecast Planning Schedule as set forth in Section 4.2(b)(1) and Section 4.2(b)(2) above. BIP shall notify Buyer within thirty (30) days of receipt of each Rolling Forecast Planning Schedule regarding BIP's ability or inability, as the case may be, to supply Buyer's requirements of Bulk Drug Substance in excess of those quantities specified in the immediately preceding sentence. In addition, to the extent the Maximum Request has been increased as set forth in Section 5.1(a)(2) hereof for the respective period, Buyer shall be permitted to increase its Firm Orders hereunder up to the revised Maximum Request.

     (e) SAFETY STOCK. As soon as practicable after the Effective Date, BIP shall endeavor at its expense to build a safety stock of [*]. The applicable safety stock quantities will be calculated based on Buyer's then current binding monthly Firm Orders for Bulk Drug Substance, Drug Product and Finished Product, as applicable. BIP shall use all commercially reasonable efforts to build any additional safety stock of Bulk Drug Substance requested by Buyer from time to time in excess of the [*] supply set forth in this Section 4.3(e), provided, however, that BIP may invoice Buyer for such additional safety stock of Bulk Drug Substance in accordance with Section 4.4(b)(1) hereof.

4.3 DETAILED FORECAST SCHEDULE FOR BULK DRUG SUBSTANCE, DRUG PRODUCT AND/OR FINISHED PRODUCT.

     (a) MONTHLY DETAILED FORECAST SCHEDULE. Beginning on the tenth day of each month after the Effective Date, Buyer shall submit to BIP, a "DETAILED FORECAST SCHEDULE" for (1) the number of kg of Bulk Drug Substance (within the limitations of Section 3.1(a)(2) above), if any, and (2) the number of Units of Drug Product and/or Finished Product, to be delivered to Immunex, Wyeth and/or their respective designee on Delivery Dates (by week) specified therein during the [*] period commencing on the first day of the [*] month following, including the allocation between [*] ([*]) mg and twenty-five (25) mg vials of Drug Product and/or Finished Product being ordered, and also including an allocation between the Immunex Territory and the Wyeth Territory, respectively. By way of example only, when the Detailed Forecast Schedule for December 10, 1998 is submitted, the [*] period covered by such Detailed Forecast Schedule shall commence on [*] and shall end on [*]. Except as set forth in Section 4.3(b) and (c) below, such Detailed Forecast Schedule shall be non-binding and shall not constitute an obligation of Buyer to purchase the quantities of Drug Product and/or Finished Product set forth therein. With respect to Bulk Drug Substance, such Detailed Forecast Schedule shall only serve to provide the Delivery Dates applicable thereto, and shall not supersede the binding portion of the then current Rolling Forecast Planning Schedule.

     (b) PRE-FIRST COMMERCIAL SALE FIRST FIVE (5) ORDERS. With respect to the first five (5) Firm Orders issued during the pre-First Commercial Sale period in accordance with Section 4.1 hereof, the Detailed Forecast Schedule provided under Section 4.3(a) above shall be considered Firm Orders in accordance with the timelines set forth in EXHIBIT G hereto.

     (c) BINDING PORTION OF EACH DETAILED FORECAST SCHEDULE. Except as set forth in Section 4.3(b) above, the first [*] ([*]) months of each [*] ([*])-month period covered by a Detailed Forecast Schedule delivered by Buyer to BIP pursuant to Section 4.3(a) above shall be considered Firm Orders for the quantities of Bulk Drug Substance, Drug Product and/or Finished Product to be delivered on Delivery Dates that are specified in such Detailed Forecast Schedule, subject to any adjustments to such Delivery Dates as set forth in Section 4.3(d) below. [*]

     (d) DELIVERY DATE CONFIRMATIONS; SHIPPING SCHEDULE. Within [*] ([*]) days after Buyer submits each Firm Order to BIP hereunder, BIP shall issue a Delivery Date Confirmation confirming to Buyer in writing the Delivery Dates specified in such Firm Order. In addition, Buyer and BIP have agreed upon a shipping schedule with a [*] shipping horizon for deliveries of Drug Product and/or Finished Product hereunder, as such shipping schedule may generally be modified from time to time upon agreement of Buyer and BIP.

     (e) SUPPLY OF DRUG PRODUCT AND/OR FINISHED PRODUCT PURSUANT TO FIRM ORDERS; ADDITIONAL REQUIREMENTS OF DRUG PRODUCT AND/OR FINISHED PRODUCT. BIP shall convert Bulk Drug Substance to Drug Product and deliver such Drug Product and/or Finished Product in accordance with Firm Orders and the Delivery Dates set forth therein. Any revisions to such Firm Orders requested by Buyer shall be negotiated between Buyer and BIP in good faith, and BIP shall use all commercially reasonable efforts to (1) deliver any quantities of Drug Product and/or Finished Product in excess of those quantities specified in such Firm Orders as directed by Buyer and (2) reallocate the mix as between the number of Batches of Drug Product and the number of Batches of Finished Product specified in the applicable Detailed Forecast Schedule. In addition, and notwithstanding Section 4.3(c) above, if there is a production shortfall under Section 4.5(b) hereof,
                             81

          Buyer shall be permitted to reallocate its then current Detailed Forecast Schedule between [*] ([*]) mg and twenty-five (25) mg vials of Drug Product and/or Finished Product, as reasonably needed in order to respond to then current market needs for the Product, and BIP shall use all commercially reasonable efforts to accommodate such reallocation.

     (f) SHELF LIFE MANAGEMENT. When converting Bulk Drug Substance to Drug Product hereunder, and except as otherwise agreed, BIP shall first utilize the Bulk Drug Substance Lots with the earliest date of manufacture in order to maximize the shelf life of Bulk Drug Substance.

4.4  PURCHASE QUANTITIES.

     (a) BATCH ORDERS; FIRM ORDERS TO SPECIFY UNITS. Except as otherwise set forth herein or agreed upon between Buyer and BIP, all Bulk Drug Substance, Drug Product and Finished Product ordered hereunder must be ordered in Batch sizes or whole multiples thereof. Except as otherwise provided in Section 4.1(a) hereof or agreed upon between Buyer and BIP, each Firm Order for Drug Product and/or Finished Product issued pursuant to Section 4.3 hereof shall specify the quantity of Units of Drug Product and/or Finished Product being ordered, as well as the allocation between [*] ([*]) mg and twenty-five (25) mg vials of Drug Product and/or Finished Product being ordered.

     (b) VARIANCES IN QUANTITIES SHIPPED; INVOICING PREREQUISITES. Quantities actually shipped pursuant to a given Firm Order may vary from the quantities reflected in such Firm Order by up to [*] percent ([*]%) and still be deemed to be in compliance with such Firm Order. In addition, with respect to each Batch that is part of a particular Firm Order being shipped hereunder, BIP may ship and Immunex and/or Wyeth, as the case may be depending on the destination of the applicable shipment (I.E., Immunex for the Immunex Territory and Wyeth for the Wyeth Territory), shall be required to pay for (in accordance with the terms hereof) shipments of additional quantities of Drug Product and/or Finished Product that vary by greater than [*] percent ([*]%) from the quantities reflected in the applicable Firm Order, it being understood that quantities of Drug Product and/or Finished Product actually produced from each Batch will vary based on such factors as actual success rate, fermentation crude Product titer, and purification yield, and provided further, that BIP shall notify Immunex in a timely manner prior to such shipment of the amount of any such excess quantities of Drug Product and/or Finished Product being shipped hereunder. However, Immunex and Wyeth, as applicable, shall only be invoiced and required to pay for the quantities of Bulk Drug Substance and Drug Product/Finished Product which (1) in the case of Bulk Drug Substance, are accompanied by a Certificate of Analysis and a Certificate of Compliance with respect to such Bulk Drug Substance and (2) in the case of Drug Product/Finished Product, BIP actually ships to Immunex, Wyeth and/or their respective designee, and are accompanied by a Certificate of Analysis and a Certificate of Compliance with respect to such Drug Product/Finished Product.

4.5  DELIVERIES.

     (a)  FILLING FIRM ORDERS; SHELF LIFE.

          (1) Subject to Section 4.4(b) above, BIP shall fulfill each Firm Order submitted pursuant to Sections 4.1, 4.2, and 4.3 hereof for such quantities of Bulk Drug Substance, Drug Product and Finished Product specified in such Firm Order. Drug Product and Finished Product ordered pursuant to Sections 4.1 and 4.3 hereof shall be delivered by each applicable Delivery Date specified in the Firm Orders applicable thereto.

          (2) Upon delivery to Immunex, Wyeth and/or their respective designee, all Drug Product and Finished Product shall have at least the percentage set forth in Table 2 below of its then-approved (by the FDA or EMEA, as applicable) shelf life remaining at the "Date of Shipment" (as defined below), provided that if the then-approved shelf life of the Drug Product and Finished Product is not listed in Table 2 below, then such Drug Product and Finished Product shall have at least [*] ([*]) of its then-approved (by the FDA or EMEA, as applicable) shelf life remaining at the Date of Shipment. [*]


                                     TABLE 2
                 SHELF LIFE OF DRUG PRODUCT AND FINISHED PRODUCT


            SHELF LIFE                  MINIMUM REMAINING SHELF LIFE AT DATE OF
                                                        SHIPMENT

            [*] months                              [*] months

            [*] months                              [*] months

            [*] months                              [*] months

            [*] months                              [*] months

            [*] months                              [*] months


          (3) With respect to the "[*] months" row under the "Shelf Life" column in Table 2 above, from and after the Effective Date and through [*], BIP shall use all commercially reasonable efforts to achieve a minimum remaining shelf life of Drug Product and Finished Product at the date of shipment of [*] ([*]) months. During such period, BIP shall use special efforts to closely coordinate with Buyer so that the schedule for producing Batches of Drug Product and Finished Product within the Biberach Facility is calculated to result in a [*] ([*])-month shelf life for Drug Product and Finished Product.

          (4) For purposes of determining the date from which the shelf life of Drug Product and Finished Product shall be calculated under this
               Section 4.5(a), the term "DATE OF SHIPMENT" shall mean the earlier of (i) the scheduled Delivery Date (subject to the terms of Section 4.3(d) above) for a shipment of Drug Product or Finished Product, as applicable, provided that BIP is completely ready to ship such Drug Product or Finished Product according to the terms hereunder on such Delivery Date and that Buyer has not delayed taking such shipment by such Delivery Date through any fault of BIP, or (ii) the date such shipment of Drug Product or Finished Product, as applicable, is actually delivered to Buyer's designated carrier(s) in Biberach/Germany.

     (b) PRODUCTION SHORTFALLS; DELIVERY DELAYS. If at any time during the Supply Term there is a shortfall or anticipated shortage of Bulk Drug Substance, Drug Product, Finished Product, and/or any other essential raw materials or other components used in the production of Bulk Drug Substance, Drug Product and/or Finished Product, and/or any delay in shipment or delivery occasioned by BIP, which shortfall or delay is reasonably likely to result in BIP's inability to meet any Delivery Date(s) hereunder, then BIP shall (1) immediately notify Buyer in writing as to the reason for the shortage of supply and/or delay, and provide an indication of the duration of the shortfall and/or delay and (2) use all commercially reasonable efforts to allocate to Buyer as much Bulk Drug Substance, Drug Product, Finished Product and such essential raw materials and components as are available as a matter of priority to meet Firm Orders issued hereunder. BIP shall not grant higher priority to any Third Party than to Buyer with respect to such raw materials and components. Nothing in this Section 4.5(b) releases BIP from its obligations to supply Bulk Drug Substance, Drug Product and Finished Product under Section 4.5(a) above. In addition, BIP shall also promptly notify Buyer in writing when any such shortfall and/or delay is over.

     (c) DELIVERY SHORTFALLS. Unless otherwise directed in writing by Buyer within [*] after Buyer's receipt of notice from BIP under Section 4.5(b) above that a manufacturing shortfall and/or delay as described above is over, BIP shall use all commercially reasonable efforts to make up all shortfalls in delivery in accordance with a Firm Order as promptly as possible and shall promptly supply Bulk Drug Substance, Drug Product and Finished Product (as applicable) to Immunex, Wyeth and/or their respective designee, as appropriate, to meet such Firm Order.

4.6  DELIVERY TERMS.
     BIP shall arrange for shipment of Bulk Drug Substance, Drug Product or Finished Product, as the case may be, to Immunex, Wyeth and/or their respective designee, at the expense of the Party receiving such shipment, and in accordance with Buyer's instructions, including instructions as to designated carrier(s) to utilize. BIP shall not transport or ship Bulk Drug Substance, Drug Product or Finished Product until the Party receiving such shipment informs BIP that it has obtained all appropriate approvals and consents of any governmental authority necessary for the transportation or shipment of such Bulk Drug Substance, Drug Product or Finished Product, as the case may be. BIP shall comply with all applicable German laws and regulations regarding the transportation or shipment of Bulk Drug Substance, Drug Product and/or Finished Product, as the case may be. Title to, and risk of loss of, Bulk Drug Substance, Drug Product and/or Finished Product, as the case may be, shall remain with BIP until delivery to the designated carrier specified by Buyer in Biberach/Germany, at which time the Party to receive such delivery shall assume title to and risk of loss of the Bulk Drug Substance, Drug Product or the Finished Product, as the case may be.

             ARTICLE 5. PRODUCTION CAPACITY; PRODUCT PRICE; PAYMENT

5.1  PRODUCTION CAPACITY.

     (a)  MAXIMUM REQUEST; [*]; MILESTONE PAYMENTS.

          (1) MAXIMUM REQUEST. BIP shall provide Immunex and Wyeth with reserved production capacity, including lyophilization and filling capacity, for Bulk Drug Substance, Drug Product and Finished Product for the Supply Term based on the initial Maximum Request of [*] ([*]) kg per Calendar Year, provided that Buyer may issue Firm Orders for Bulk Drug Substance, Drug Product and/or Finished Product greater than such amount to the extent BIP's free available production capacity for Bulk Drug Substance, Drug Product and/or Finished Product exceeds [*] ([*]) kg per Calendar Year. The Parties acknowledge and agree that the initial Maximum Request of [*] ([*]) kg of Bulk Drug Substance per Calendar Year is based on the initial Production Assumptions set forth in Section 5.3(a) hereof, and the assumption as of the Effective Date that a total of [*] ([*]) Bulk Drug Substance Runs initially reserved for Immunex and Wyeth [*]. The Parties also understand, however, that BIP's actual production of Bulk Drug Substance could be either more or less than [*] ([*]) kg per Calendar Year, depending on such factors as the actual success rate, fermentation crude Product titer, and purification yield.

              (2)   UPWARD ADJUSTMENTS TO MAXIMUM REQUEST.

                    (i) REALLOCATION OF EXISTING PRODUCTION CAPACITY. Prior to the beginning of each Calendar Year, BIP shall inform Buyer of any increases to the Maximum Request [*]. Any such increases to the Maximum Request based on allocating additional existing production capacity to Buyer shall require mutual written agreement of the Parties, including agreement with respect to the number of Calendar Years for which such increase to the Maximum Request shall be applicable, and any such increase to the Maximum Request shall be effective as of January 1 of the applicable new Calendar Year. After the end of the last Calendar Year in which the Maximum Request was increased as provided under this paragraph, and unless otherwise agreed upon in writing by the Parties, the Maximum Request shall automatically revert to the level that applied immediately prior to the effective date of such increase (I.E., the level that was in effect prior to the first year of the applicable ---- increase under this paragraph), subject to any downward adjustments to the Maximum Request that may have occurred under Section 5.1(b) hereof during the period of any such increase to the Maximum Request.

                    (ii) INCREASED PRODUCTION CAPACITY. In addition to potential increases in the Maximum Request described in Section 5.1(a)(2)(i) above, the Maximum Request shall also be subject to upward adjustment upon mutually agreed terms, including an acceptable lead-time (E.G., construction of additional production capacity) (see
                         Section 3.3 hereof regarding Additional Manufacturing Capacity).

          (3)  [*]

          (4)  [*]

     (b) DOWNWARD ADJUSTMENTS TO MAXIMUM REQUEST. The Maximum Request shall be subject to downward adjustment(s) by Immunex and Wyeth by no more than [*] percent ([*]%) per step (except as provided below), and shall, unless otherwise agreed by BIP, in no case result in less than [*] ([*]) kg of Bulk Drug Substance as the Maximum Request as follows: (1) by [*] year after First Commercial Sale; (2) by [*] year after First Commercial Sale; and (3) [*].

          Notwithstanding the foregoing, to the extent that the BIP production capacity idled as a result of any Immunex and Wyeth downward adjustment in the Maximum Request under this Section 5.1(b) will be utilized by BIP generally and for a sufficiently long period to manufacture one or more biological products of Immunex, Wyeth, BIP, any of their Affiliates or any Third Parties within the general time period corresponding to the effective date of such downward adjustment to the Maximum Request under Section 5.1(c) below, then the [*] percent ([*]%) per step limitation provided above may be increased. In such event, BIP shall provide Immunex and Wyeth with notice of the amount of any potential percentage increase to the [*] percent ([*]%) limit on downward adjustments in the Maximum Request that are available to Immunex and Wyeth with respect to their most recently exercised downward adjustment in the Maximum Request, such percentage increase to generally be proportional to the amount of such idle BIP production capacity that will be utilized as set forth above. Upon request by Immunex and Wyeth, BIP shall provide Immunex and Wyeth with accurate and complete information such as is necessary for the calculation of any potential increase in such downward adjustment in the Maximum Request, provided that BIP shall have no obligation to identify the Third Parties whose products are being manufactured by BIP, or to identify the products themselves. The Parties shall negotiate in good faith on a case-by-case basis any potential percentage increase to the downward adjustment in the Maximum Request hereunder. After the completion of such negotiations, Immunex and Wyeth shall promptly and in any event within [*] ([*]) days provide BIP written notice regarding whether and the extent to which Immunex and Wyeth have elected to take advantage of any such percentage increase by making a further downward adjustment to the Maximum Request.

     (c) EFFECTIVE DATE OF DOWNWARD ADJUSTMENTS TO MAXIMUM REQUEST. Due to BIP's lead-time necessary to make capacity adjustments, the downward adjusted Maximum Request and the corresponding price column for Bulk Drug Substance and Drug Product in EXHIBIT D and EXHIBIT E hereto shall be valid from (1) [*] year after First Commercial Sale with respect to adjustments according to Section 5.1(b)(1) above, (2) [*] year after First Commercial Sale with respect to adjustments according to Section 5.1(b)(2) above and (3) upon the expiration of the [*] ([*])-month notice period with respect to adjustments according to
          Section 5.1(b)(3) above. By way of example only, if First Commercial Sale of the Product occurred on December 1, 1998, and if Buyer provides notice of a downward adjustment of the Maximum Request by [*] year following First Commercial Sale, I.E., [*], as permitted in
          Section 5.1(b)(2) above, then the ---- downward adjusted Maximum Request and the corresponding price column for Bulk Drug Substance and Drug Product in EXHIBIT D and EXHIBIT E hereto would be valid from [*], which would be [*] year after First --------- --------- Commercial Sale.

5.2  BULK DRUG SUBSTANCE PRICING; ANNUAL SURCHARGE; INVOICING.

     (a) BULK DRUG SUBSTANCE PRICING. The price for the Annual Quantity of Bulk Drug Substance is set forth in the Volume Discount Pricing Matrix for Bulk Drug Substance [*] set forth in EXHIBIT D hereto. [*]

     (b)  [*]

     (c) INVOICING IMMUNEX AND WYETH FOR BULK DRUG SUBSTANCE, DRUG PRODUCT AND FINISHED PRODUCT. BIP may either (1) invoice Immunex ([*], as set forth in Section 5.7(c) hereof) and Wyeth ([*]) separately for Bulk Drug Substance in accordance with Section 4.4(b)(1) hereof, or (2) invoice Immunex ([*], as set forth in Section 5.7(c) hereof) and Wyeth ([*]) for Drug Product or Finished Product (including the Bulk Drug Substance component) delivered in accordance with Section 4.4(b)(2) hereof by utilizing the pricing formulas set forth in Sections 5.4 and
          5.5 hereof, respectively. If BIP chooses to invoice Immunex and Wyeth separately for Bulk Drug Substance as set forth in (1) above, then when BIP invoices Immunex and Wyeth for the incremental cost to produce Drug Product or Finished Product by utilizing the pricing formulas set forth in Sections 5.4 and 5.5 hereof, respectively, BIP shall at the time of such invoice for Drug Product or Finished Product issue a credit to Immunex and Wyeth, as appropriate, for an amount which represents that portion of the cost of Bulk Drug Substance previously paid by Immunex and Wyeth that is attributable to any filling losses associated with filling the Drug Product or Finished Product applicable to such invoice. By way of example only, if in manufacturing Drug Product or Finished Product, BIP experienced a filling loss of [*] percent ([*]%) of the Bulk Drug Substance used for such filling, then when BIP invoices Immunex and Wyeth for the incremental costs for such filling activities, BIP would issue a credit to Immunex and Wyeth, as applicable, for [*] percent ([*]%) of the cost previously paid by Immunex and Wyeth for such Bulk Drug Substance.

5.3  ADJUSTMENT OF BULK DRUG SUBSTANCE PRICING BASED ON PRODUCTION ASSUMPTIONS.

     (a) INITIAL PRODUCTION ASSUMPTIONS. The Production Assumptions shall initially be established at a fermentation crude Product titer of [*] ([*]) mg/L and a purification yield of [*] percent ([*]%), with an agreed upon total amount of Bulk Drug Substance yielded per Bulk Drug Substance Lot of [*] ([*]) g. The Production Assumptions shall be subject to an annual review and potential adjustment as set forth in
          Section 5.3(b) below.

     (b)  [*]

     (c)  [*]

5.4  DRUG PRODUCT PRICING.
     (a) DRUG PRODUCT PRICING. The Drug Product price per Unit (I.E., 2R (4 ml) vial) will be calculated as follows:

          [*]

     (b)  INITIAL DRUG PRODUCT PRICING. [*]

     (c) INVOICING FOR DRUG PRODUCT. BIP may either invoice Immunex ([*], as set forth in Section 5.7(c) hereof) and Wyeth ([*]) (1) separately for Drug Product, including the Bulk Drug Substance component, in accordance with the formula set forth in Section 5.4(a) above or (2) for the incremental filling and lyophilization costs of Drug Product as set forth in EXHIBIT E hereto, in each case in accordance with
          Section 4.4(b)(2) hereof.

5.5  FINISHED PRODUCT PRICING.
     (a) FINISHED PRODUCT PRICING. The Finished Product price per Unit will be calculated by adding to the applicable Drug Product price per Unit the applicable labeling cost per Unit in accordance with the Volume Discount Pricing Matrix for Labeling Operations for [*] set forth in EXHIBIT F hereto.

          [*]

     (b) INVOICING FOR FINISHED PRODUCT. BIP may either invoice Immunex ([*], as set forth in Section 5.7(c) hereof) and Wyeth [*] (1) separately for Finished Product, including the Bulk Drug Substance component, in accordance with the formula set forth in Section 5.5(a) above or (2) for the incremental labeling material and labeling operations costs of Finished Product set forth in EXHIBIT F hereto, in each case in accordance with Section 4.4(b)(2) hereof.

5.6  PRICE ADJUSTMENTS.
     (a) ANNUAL PRODUCT PRICE ADJUSTMENT. The initial Product Price for Bulk Drug Substance (EXHIBIT D), the incremental additional filling and lyophilization costs for Drug Product (EXHIBIT E) and the incremental additional labeling material and labeling operations costs for Finished Product (EXHIBIT F) [*] may each be increased by BIP by [*] percent ([*]%) annually beginning [*] for increasing cost of labor and raw materials.

     (b)  COST INCREASES.

          (1) In case any cost (in terms of cost of raw material, labor and/or regulatory authority requirements) of producing Bulk Drug Substance, Drug Product and/or Finished Product increases by more than [*] percent ([*]%) in any Calendar Year, [*], the Parties shall agree upon the direct amount of such increase based on good faith negotiations, provided that any price increase taken by BIP under Section 5.3(b) and/or Section 5.6(a) hereof shall be credited toward any corresponding increase under this Section 5.6(b). The direct amount of any such increase as agreed upon under this Section 5.6(b)(1) shall be payable by Immunex and Wyeth pursuant to a separate BIP invoice within [*] ([*]) days after receipt thereof.

          (2) If Buyer can reasonably demonstrate to BIP that any equivalent materials or components used for producing Bulk Drug Substance, Drug Product and/or Finished Product can be purchased at a lower price than BIP's cost of such materials, and that such materials or components can be supplied on a reasonably consistent and reliable basis, then BIP shall accept such lower price for purposes of Section 5.6(b) and Section 5.6(c) below.

     (c)  [*]

5.7  PAYMENT DUE DATES; PAYMENT CURRENCY.
     (a) PAYMENT DUE DATES. Subject to Section 4.4(b) hereof, the Product Price for Bulk Drug Substance, Drug Product and/or Finished Product delivered to Immunex, Wyeth and/or their respective designees under this Agreement shall be payable to BIP by the Party taking delivery within [*] ([*]) days from the date of the invoice therefor and receipt of the related delivery.

     (b) PAYMENT CURRENCY. All payments due to BIP under this Agreement shall be made in (1) [*], as set forth in Section 5.7(c) below and (2) [*], in each case by wire transfer to an account to be designated in writing by BIP from time to time.

     (c)  [*]

5.8  RELIEF FROM ANNUAL SURCHARGE.
     An Annual Surcharge shall not be payable hereunder for any Calendar Year(s)

     (a) in which BIP fails to deliver Bulk Drug Substance hereunder in sufficient quantities to fill actual Firm Orders for Bulk Drug Substance for such Calendar Year(s),

     (b)  under the circumstances set forth in Section 3.2 hereof; and

     (c)  under the circumstances set forth in Section 20.5(b) hereof.

5.9  SHIFT FROM DEUTSCHE MARK TO EURODOLLAR; EUROPEAN UNION EURODOLLAR
     CONVERSION.
     As of January 1, 1999, the "EURO" will replace the Deutsche Mark at the fixed official exchange rate announced by the European Central Bank and shall be the valid currency in Europe from that date forward. Consequently, all amounts in this Agreement shown in Deutsche Mark shall be converted to the Euro at this fixed official exchange rate and the word "Deutsche Mark" or "DM" shall automatically be replaced by "Euro" throughout this Agreement. [*].

                ARTICLE 6. BIP PRODUCT WARRANTIES; SPECIFICATIONS

6.1  WARRANTIES BY BIP.
     (a) PRODUCT WARRANTIES. BIP hereby warrants to Immunex and Wyeth that the Bulk Drug Substance, Drug Product and Finished Product, at the time of sale and shipment to Immunex, Wyeth and/or their respective designees by BIP hereunder shall:

          (1) with respect to Bulk Drug Substance, conform to the Bulk Drug Substance Specifications;

          (2) with respect to Drug Product, conform to the Drug Product Specifications;

          (3) with respect to Finished Product, conform to the Finished Product Specifications;

          (4)  be manufactured in compliance with the requirements of cGMP;

          (5) be manufactured in compliance with the requirements of all applicable national, state and local laws, ordinances and governmental rules and regulations of Germany and the EMEA; and

          (6) be transferred free and clear of any liens or encumbrances of any kind.

          The warranties set forth in this Section 6.1 shall be continuing warranties and shall be applicable to all Bulk Drug Substance, Drug Product and Finished Product shipped or delivered by BIP to Immunex, Wyeth and/or their respective designees hereunder.

     (b) BIBERACH FACILITY WARRANTIES. BIP hereby warrants that it owns or lawfully controls the Biberach Facility, [*].

6.2  DISCLAIMER BY BIP.
     BIP makes no warranty that the Bulk Drug Substance, Drug Product or the Finished Product will be merchantable or fit for any particular purpose, nor does BIP make any other warranties with respect to the Bulk Drug Substance, Drug Product or the Finished Product, except as expressly stated in this Agreement.

6.3  SPECIFICATION CHANGES.
     (a) SPECIFICATION CHANGES. In the event that Immunex and Wyeth wish to change the Specifications, or in the event Immunex and Wyeth are required to change the Specifications pursuant to applicable law, rule or regulation or in response to the order or request of a governmental authority or regulatory body, the following provisions will apply.

          (1) Buyer shall promptly advise BIP in writing of any such change(s) to the Specifications, and BIP shall promptly advise Buyer as to any scheduling and/or Product Price adjustments which may result from any such change(s), if any. The notification and approval procedure shall be in accordance with standard operating procedures (I.E., change control procedures) agreed upon by Buyer and BIP from time to time.

          (2) Prior to implementation of such change(s) to the Specifications, the Parties agree to negotiate in good faith in an attempt to reach agreement on (i) the new Product Price, if any, for any Bulk Drug Substance, Drug Product and/or Finished Product manufactured hereunder by BIP which embodies such change(s) to the Specifications, giving due consideration to the effect of such change(s) on BIP's direct manufacturing costs for Bulk Drug Substance, Drug Product and/or Finished Product and (ii) any other amendments to this Agreement which may be necessitated by such changes (E.G., an adjustment to the lead time for Firm Orders).

          (3) Buyer will reimburse BIP for the reasonable and necessary expenses incurred by BIP as a result of any such change(s) to the Specifications, including, but not limited to, reimbursing BIP for its validation and analytical development costs and capital expenditure costs.

          (4) BIP shall cooperate with Immunex and Wyeth in good faith to implement all changes to the Specifications as soon as practicable after notice thereof, but in any event within [*] ([*]) days' "lead time," unless otherwise agreed upon by the Parties or required by an applicable regulatory authority. Buyer shall not unreasonably require BIP to implement changes to the Specifications within such [*] ([*])-day period if such changes would typically require BIP a longer period of time to implement.

          (5) If any such change(s) to the Specifications renders obsolete or unusable any raw materials for Bulk Drug Substance or packaging components for Drug Product or Finished Product, and to the extent such raw materials or packaging components may not be either returned to the appropriate vendor for a credit or utilized by BIP for its other manufacturing operations, Buyer shall purchase from BIP, at BIP's Acquisition Cost, that amount of inventory of such raw materials and/or packaging components, as the case may be, so rendered obsolete or unusable, not to exceed the amount of such raw materials and/or packaging components which would have been required for BIP to manufacture and supply the total quantity of Bulk Drug Substance, Drug Product and/or Finished Product specified in Firm Orders issued hereunder.

     (b) PROCEDURE FOR SPECIFICATION CHANGES BY BIP. BIP shall not change the Specifications, the Process, or any test method or procedures for manufacturing Bulk Drug Substance, Drug Product or Finished Product without the prior written approval of the Buyer. The procedure for deviation and change control approval shall be set forth in standard operating procedures agreed upon by the Parties from time to time.

     (c)  [*]

     (d) BIP RESPONSIBILITY. Notwithstanding anything herein to the contrary, neither Immunex or Wyeth shall have any obligation to reimburse BIP for any expenses (other than payment of the Product Price) incurred by BIP which are related to enabling BIP to manufacturer Bulk Drug Substance, Drug Product and Finished Product in conformance with then current Specifications and in compliance with cGMP.

     (e)  POST-FDA PRODUCT APPROVAL PROCESS MODIFICATIONS.

          (1) Any post-FDA Product approval modifications to the Process shall be subject to mutual agreement of the Parties, such approval not to be unreasonably withheld.

          (2)  [*]

          (3) If the Parties, after good faith discussions, are unable to reasonably determine that particular post-FDA Product approval modifications to the Process agreed upon hereunder will benefit both Buyer and BIP, Buyer will (unless otherwise agreed upon by BIP) reimburse BIP for the reasonable and necessary expenses incurred by BIP which are directly related to enabling BIP to manufacture Bulk Drug Substance, Drug Product and Finished Product in accordance with any such particular post-FDA Product approval modifications to the Process.

                              ARTICLE 7. PACKAGING

7.1  IN GENERAL.
     BIP shall package and label the Drug Product according to the Drug Product Specifications and according to packaging procedures mutually agreed upon by Buyer and BIP. To the extent Finished Product is the subject of Firm Orders hereunder, BIP shall package and label the Finished Product according to the Finished Product Specifications and according to packaging procedures mutually agreed upon by Buyer and BIP.

7.2  ARTWORK FOR FINISHED PRODUCT.
     Within a reasonable time prior to the first Delivery Date of Finished Product hereunder, and at least [*] ([*]) days prior to any subsequent modification to the artwork for Finished Product, Buyer shall in a timely manner provide at no cost to BIP, the digital artwork for all packaging components to be used in the manufacture of Finished Product for the Immunex Territory and the Wyeth Territory, which artwork shall meet the Finished Product Specifications. Notwithstanding the foregoing, BIP shall use its reasonable efforts to accommodate modifications to such artwork in a shorter time period.

                                ARTICLE 8. CLAIMS

8.1  CLAIMS.

     (a) NOTICE OF CLAIMS. In the event that any Bulk Drug Substance, Drug Product or Finished Product delivered hereunder shall fail to conform with any warranty or any of the Specifications applicable thereto, Buyer may reject the same after production or after shipment by giving written notice thereof to BIP within [*] ([*]) days after shipment (or in the case of a latent defect, within [*] ([*]) days after discovery of such latent defect, but in no case later than [*] after delivery to the designated carried specified by Buyer in Biberach, Germany), which notice shall specify the manner in which such Bulk Drug Substance, Drug Product or Finished Product, as the case may be, fails to conform to any warranty or Specification applicable thereto. Alternatively, rather than initially issuing a notice of rejection, Buyer may give written notice to BIP within the time period set forth in this Section 8.1(a) of a Buyer decision to investigate whether a potentially nonconforming shipment should be rejected, which investigation shall, unless otherwise agreed upon by Buyer and BIP, be completed within the time period set forth in this Section 8.1(a).

     (b) NO BIP LIABILITY. If it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually acceptable qualified Third Party whose fees shall be paid by the non-prevailing Party) that the nonconformity is due to damage to such Bulk Drug Substance, Drug Product or Finished Product caused by the Party receiving such shipment or its agents subsequent to delivery of such Bulk Drug Substance, Drug Product or Finished Product by BIP to the designated carried specified by Buyer in Biberach, Germany, BIP shall have no liability to such Party with respect thereto.

     (c) BIP LIABILITY; REPLACEMENT OF PRODUCT. If it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually acceptable qualified Third Party whose fees shall be paid by the non-prevailing Party) that the nonconformity is caused by BIP, BIP shall as soon as reasonably possible if available from either safety stock (see Section 4.2(e) hereof) or from an existing production campaign, but if not so available, then in no event later than [*] ([*]) days with respect to Bulk Drug Substance and [*] ([*]) days with respect to Drug Product or Finished Product (and within the maximum available capacity of the Biberach Facility), replace such nonconforming Bulk Drug Substance, Drug Product or Finished Product, as the case may be, with conforming Bulk Drug Substance, Drug Product or Finished Product, as the case may be, at no additional cost to Immunex and Wyeth.

     (d) DISPOSITION OF NONCONFORMING PRODUCT. In any case where Immunex or Wyeth expects to make a claim against BIP with respect to damaged or otherwise nonconforming Bulk Drug Substance, Drug Product or Finished Product, Immunex and Wyeth shall not dispose of or allow to be disposed such Bulk Drug Substance, Drug Product or Finished Product, as the case may be, without written authorization and instructions of BIP either to dispose of or return to BIP such Bulk Drug Substance, Drug Product or Finished Product. Upon written request by Buyer, BIP agrees promptly to give the requesting Party such authorization and instructions within a reasonable period of time.

 ARTICLE 9. MANUFACTURING AUDITS, CERTIFICATE OF COMPLIANCE; REGULATORY MATTERS

9.1  MANUFACTURING AUDITS.
     (a) ANNUAL AUDIT. BIP shall permit Immunex and Wyeth to conduct an "ANNUAL AUDIT" once each Calendar Year during the Supply Term upon at least [*] ([*]) days' prior notice to BIP and during BIP's normal business hours, (1) to review the originals of all batch records and other primary documents at BIP's facilities relating to the Product and in connection with BIP's manufacturing activities hereunder and (2) to conduct manufacturing audits at the Biberach Facility. To the extent practicable, any such Annual Audit shall be conducted jointly by Immunex and Wyeth personnel.

     (b)  EVENT AUDIT.

          (1) In addition to the Annual Audit referred to in Section 9.1(a) above, BIP shall permit Immunex and Wyeth to conduct an Event Audit (as defined below) from time to time during the Supply Term upon such reasonable prior notice to BIP as is appropriate under the circumstances and during BIP's normal business hours, (i) to review the originals of all batch records and other primary documents at BIP's facilities relating to the Product and in connection with BIP's manufacturing activities hereunder and (ii) to conduct manufacturing audits at the Biberach Facility.

          (2) An "EVENT AUDIT" shall be permitted in any of the following circumstances:

               (i) BIP shall have received a "WARNING LETTER" from the FDA or EMEA relating to the manufacture, packaging or labeling of the Product by BIP;

               (ii) Buyer has rejected a shipment of Bulk Drug Substance, Drug
                    Product or Finished Product for a failure to meet any warranty or Specifications relating thereto;

               (iii) Immunex or Wyeth shall have received a series of complaints
                    (I.E., [*]) from Third Parties within any Calendar Year relating to the manufacturing, packaging or labeling process of such Drug Product or Finished Product; or

               (iv) in the event of unusual data trends with respect to the manufacturing, testing, packaging or labeling of Bulk Drug Substance, Drug Product or Finished Product by BIP, including, but not limited to, a series of lot failures or stability failures.

          (c) TERMS GENERALLY APPLICABLE TO AUDITS. To the extent practicable, any Annual Audit or Event Audit shall be conducted jointly by Immunex and Wyeth personnel and by a reasonable number of such personnel. During any Annual Audit or Event Audit, as the case may be, and upon Immunex's or Wyeth's request, BIP shall make available for Immunex's and Wyeth's review BIP's batch records for Bulk Drug Substance, Drug Product and/or Finished Product, other raw materials and packaging components used in the manufacture or packaging of Bulk Drug Substance, Drug Product and/or Finished Product hereunder, and quality assurance and quality control documents, procedures and test results for Bulk Drug Substance, Drug Product and/or Finished Product, and any documents required under cGMPs or applicable regulatory guidelines. BIP shall use its reasonable efforts to facilitate any such Annual Audits and Event Audits. BIP shall provide written responses to the auditing Party within [*] ([*]) days after BIP's receipt of any audit observations delivered by the auditing Party. While at any BIP facility, Immunex and Wyeth personnel shall comply with all applicable BIP security and safety policies and procedures.

9.2 CERTIFICATE OF ANALYSIS AND CERTIFICATE OF COMPLIANCE; MANUFACTURING ISSUES; RELEASE ACTIVITIES; RECORDS.

     (a) CERTIFICATE OF ANALYSIS AND CERTIFICATE OF COMPLIANCE; MANUFACTURING ISSUES; RELEASE ACTIVITIES. BIP shall furnish the following to Immunex, Wyeth and/or their respective designee on or before the date of each shipment or invoice with respect to Bulk Drug Substance, Drug Product and/or Finished Product hereunder: (1) a Certificate of Analysis; (2) a Certificate of Compliance; and (3) [*]. In addition, for each Batch of Bulk Drug Substance, Drug Product and/or Finished Product manufactured hereunder, Buyer and BIP shall each perform their respective release activities as are set forth in standard operating procedures agreed upon by Buyer and BIP from time to time. BIP shall also furnish to Buyer any testing samples of Bulk Drug Substance, Drug Product and/or Finished Product that may be reasonably requested by Buyer for assay and testing purposes.

     (b) RECORDS. BIP shall maintain all of its manufacturing and analytical records, all records of shipments of Bulk Drug Substance, Drug Product and/or Finished Product hereunder, and all validation data relating to Bulk Drug Substance, Drug Product and/or Finished Product for the time periods required by applicable laws and regulations of the FDA and EMEA. BIP agrees that, in response to any complaint or in the defense by Immunex and/or Wyeth (as applicable) of any litigation, hearing, regulatory proceeding or investigation relating to Bulk Drug Substance, Drug Product and/or Finished Product, BIP shall use reasonable efforts to make available to Immunex and/or Wyeth (as applicable) during normal business hours and upon reasonable prior written notice, such BIP employees and records reasonably necessary to permit the effective response to, defense of, or investigation of such matters, subject to appropriate confidentiality protections. Immunex and/or Wyeth (as applicable) shall reimburse BIP for all reasonable out-of-pocket costs and expenses incurred by BIP in connection with the performance of BIP's obligations under the preceding sentence.

9.3  COMPLAINTS.

(a) IMMUNEX TERRITORY. Immunex shall maintain complaint files in accordance with cGMP for the Immunex Territory. BIP shall provide Immunex and Wyeth with a copy of any complaints received by BIP from the Immunex Territory with respect to the Product within [*] ([*]) hours of receipt of notice thereof. Immunex shall promptly provide BIP and Wyeth with a copy of any complaints received by Immunex from the Immunex Territory relating to the manufacture of the Product. Immunex or its designee shall have responsibility for responding to all complaints from the Immunex Territory, and for promptly providing BIP and Wyeth with a copy of any responses to complaints, relating to the manufacture of the Product. Immunex or its designee shall have responsibility for reporting any complaints relating to the Product from the Immunex Territory to the FDA and any other regulatory authority in the Immunex Territory, including, but not limited to, complaints relating to the manufacture of the Product, as well as adverse drug experience reports. BIP shall provide a response to Immunex, with a copy to Wyeth, within [*] ([*]) days of a written request therefor with respect to any complaint by a Third Party in the Immunex Territory regarding the manufacturing, packaging or storage of the Product by BIP.

(b) WYETH TERRITORY. Wyeth shall maintain complaint files in accordance with cGMP for the Wyeth Territory. BIP shall provide Wyeth and Immunex with a copy of any complaints received by BIP from the Wyeth Territory with respect to the Product within [*] ([*]) hours of receipt of notice thereof. Wyeth shall promptly provide BIP and Immunex with a copy of any complaints received by Wyeth from the Wyeth Territory relating to the manufacture of the Product. Wyeth or its designee shall have responsibility for responding to all complaints from the Wyeth Territory, and for promptly providing BIP and Immunex with a copy of any responses to complaints, relating to the manufacture of the Product. Wyeth or its designee shall have responsibility for reporting any complaints relating to the Product from the Wyeth Territory to the EMEA and any other regulatory authority in the Wyeth Territory, including, but not limited to, complaints relating to the manufacture of the Product, as well as adverse drug experience reports. BIP shall provide a response to Wyeth, with a copy to Immunex, within [*] ([*]) days of a written request therefor with respect to any complaint by a Third Party in the Wyeth Territory regarding the manufacturing, packaging or storage of the Product by BIP.

9.4  REGULATORY CORRESPONDENCE.
     (a) NOTIFICATION TO OTHER PARTIES OF REGULATORY CORRESPONDENCE. Each Party shall promptly (and in any event, within [*] days of the date of receipt of notice) notify the other Parties in writing of, and shall provide the other Parties with copies of, any correspondence and other documentation received or prepared by such Party in connection with any of the following events: (1) receipt of a regulatory letter, Warning Letter, or similar item, from the FDA, EMEA or any other regulatory authority directed to the manufacture, packaging, and storage of Bulk Drug Substance, Drug Product and/or Finished Product, or in connection with any general cGMP inspections applicable to any BIP facility associated with BIP's activities hereunder; (2) any recall, market withdrawal or correction of any Batch of Bulk Drug Substance, Drug Product and/or Finished Product from any market in the Immunex Territory or Wyeth Territory; and (3) any regulatory comments relating to the manufacture of Bulk Drug Substance, Drug Product and/or Finished Product requiring a response or action by a Party.

     (b) REGULATORY CORRESPONDENCE REQUIRING A BIP RESPONSE. In the event BIP receives any regulatory letter or comments from any federal, state or local regulatory authority directed to its manufacture of Bulk Drug Substance, Drug Product and/or Finished Product requiring a response or action by BIP, including, but not limited to, receipt of a Form 483 (Inspectional Observations) or a Warning Letter, Immunex and/or Wyeth (as applicable) promptly will provide BIP with any data or information required by BIP in preparing any response relating to BIP's manufacture of Bulk Drug Substance, Drug Product and/or Finished Product, and will cooperate fully with BIP in preparing such response. BIP shall provide Immunex and Wyeth with a copy of each such response for Immunex's and Wyeth's review and comment prior to BIP's submission of the response. BIP shall give all due consideration to any Immunex and Wyeth comments to each such proposed BIP response.

9.5  INSPECTIONS; NON-COMPLIANCE; FAILURE TO MANUFACTURE.
     (a) INSPECTIONS. In the event the Biberach Facility will be inspected by representatives of any federal, state or local regulatory agency directed to BIP's manufacture of Bulk Drug Substance, Drug Product and/or Finished Product, BIP shall notify Immunex and Wyeth within [*] ([*]) hours upon learning of such inspection, and shall supply Immunex and Wyeth with copies of any correspondence or portions of correspondence which relate to Bulk Drug Substance, Drug Product and/or Finished Product. [*]

     (b) NON-COMPLIANCE; FAILURE TO MANUFACTURE. In the event that any regulatory agency shall determine, as a result of an inspection described in Section 9.5(a) above, that BIP is not in compliance with applicable laws or regulations, BIP shall at its expense (but subject to Section 6.3(b) hereof) use all reasonable efforts to cure such non-compliance as soon as practicable if such determination was made by the FDA or the EMEA. Any potential BIP curative efforts referred to in the immediately preceding sentence related to any such determinations by regulatory agencies other than the FDA or the EMEA shall be mutually agreed upon by the Parties. In the event BIP receives a Warning Letter from the FDA or EMEA and as a result BIP is unable to manufacture Bulk Drug Substance, Drug Product and/or Finished Product for a particular period, then the provisions of
          Section 20.4 and Section 20.5 hereof shall apply, MUTATIS MUTANDIS, it being understood that BIP's inability to manufacture Bulk Drug Substance, Drug Product and/or Finished Product for the reasons set forth in this Section 9.5 shall not automatically be deemed a Force Majeure Event if BIP's inability to manufacture was caused by BIP's gross negligence or willful misconduct.

9.6  REGULATORY CONTACTS.
     Each Party shall notify the other Parties in a timely manner of any meetings or substantive discussions with the FDA, EMEA or any other regulatory authority that directly relate to the manufacture, supply and/or quality control of the Product manufactured by BIP hereunder, and the other Parties shall have the right but not the obligation to have at least one representative participate in such meetings or discussions referred to above.

                               ARTICLE 10. RECALLS

10.1 RECALLS.

     (a) IMMUNEX TERRITORY. Each Party shall notify the other Parties promptly (and in any event within [*] days of receipt of written notice) if any Batch of Bulk Drug Substance, Drug Product or Finished Product is alleged or proven to be the subject of a recall, market withdrawal or correction in any country in the Immunex Territory. Immunex and BIP shall cooperate in the handling and disposition of such recall, market withdrawal or correction in the Immunex Territory; provided, however, in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, other than the determination of who shall bear the costs as set forth in the immediately following sentence, Immunex, after consultation with Wyeth, shall have final authority with respect to such matters in the Immunex Territory, which authority shall be exercised reasonably and in good faith. Immunex shall bear the cost of all recalls, market withdrawals or corrections of Bulk Drug Substance, Drug Product or Finished Product in the Immunex Territory unless such recall, market withdrawal or correction shall have been the result of BIP's breach of any of its warranties set forth in Section 6.1 hereof or shall have been the result of BIP's grossly negligent breach of any of its obligations hereunder, in which case BIP shall upon substantiation bear the cost of such recall, market withdrawal or correction. Immunex or its agent shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product in the Immunex Territory.

     (b) WYETH TERRITORY. Each Party shall notify the other Parties promptly (and in any event within [*] days of receipt of written notice) if any Batch of Bulk Drug Substance, Drug Product or Finished Product is alleged or proven to be the subject of a recall, market withdrawal or correction in any country in the Wyeth Territory. Wyeth and BIP shall cooperate in the handling and disposition of such recall, market withdrawal or correction in the Wyeth Territory; provided, however, in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, other than the determination of who shall bear the costs as set forth in the immediately following sentence, Wyeth, after consultation with Immunex, shall have final authority with respect to such matters in the Wyeth Territory, which authority shall be exercised reasonably and in good faith. Wyeth shall bear the cost of all recalls, market withdrawals or corrections of Bulk Drug Substance, Drug Product or Finished Product in the Wyeth Territory unless such recall, market withdrawal or correction shall have been the result of BIP's breach of any of its warranties set forth in Section 6.1 hereof or shall have been the result of BIP's grossly negligent breach of any of its obligations hereunder, in which case BIP shall upon substantiation bear the cost of such recall, market withdrawal or correction. Wyeth or its agent shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product in the Wyeth Territory.

     (c)  [*]

      ARTICLE 11. QUALITY ASSURANCE; QUALITY CONTROL; VALIDATION; STABILITY

11.1 RESPONSIBILITY FOR QUALITY ASSURANCE AND QUALITY CONTROL.
     Responsibility for quality assurance and quality control of Bulk Drug Substance, Drug Product and Finished Product shall be allocated between Buyer and BIP as set forth in standard operating procedures agreed upon by Buyer and BIP from time to time. In general, (a) BIP shall be responsible for performing a manufacturer's lot release on all Bulk Drug Substance, Drug Product and Finished Product and (b) Buyer shall be responsible for performing final release of all Bulk Drug Substance, Drug Product and Finished Product.

11.2 VALIDATION OF BIBERACH FACILITY, UTILITIES AND EQUIPMENT. BIP shall maintain cGMP validation status on the Biberach Facility, as well as the utilities and equipment used in the manufacture of Bulk Drug Substance, Drug Product and Finished Product, and shall make validation reports applicable thereto available to Buyer for onsite review.

11.3 VALIDATION OF PRODUCT MANUFACTURING PROCESS.
     BIP shall maintain cGMP validation status of process procedures with respect to the manufacturing, filling, packaging, shipping and cleaning procedures that are used in the manufacture of Bulk Drug Substance, Drug Product and Finished Product, and shall provide copies of validation reports applicable thereto to Buyer on a frequency and in a format to be agreed upon by BIP and Buyer.

11.4 CHANGE CONTROL.
     Any changes to the Biberach Facility, utilities, equipment or processes used in the manufacturing, filling, packaging, shipping and cleaning with respect to the manufacture of Bulk Drug Substance, Drug Product and Finished Product shall occur pursuant to change control procedures agreed upon by BIP and Buyer. Such change control procedures shall require BIP to obtain approval of the Buyer prior to the implementation of any change on Product specific documents having an impact on the respective Specifications for Bulk Drug Substance, Drug Product and Finished Product. BIP shall have responsibility for validating any such changes to cGMP standards.

11.5 STABILITY.

     (a) STABILITY TESTING. BIP shall conduct all necessary stability testing with Bulk Drug Substance Lots to comply with cGMP. Buyer shall inform BIP from time to time of any additional stability testing to be done by BIP in order to comply with any other applicable regulatory guidelines. All such stability testing shall be conducted in accordance with stability protocols agreed upon by Buyer. Such stability testing shall include annual stability lots, supportive data for process changes and deviations or reprocessing of Bulk Drug Substance, Drug Product and Finished Product. Such stability testing shall also include testing as agreed upon by the Parties to validate the lead times for shipment, the shelf life of Bulk Drug Substance, Drug Product and Finished Product, and the Specifications applicable to shipment, storage and handling of Bulk Drug Substance, Drug Product and Finished Product.

     (b) TRENDING OF STABILITY DATA. BIP shall also perform routine trending of stability data and shall provide such data to Buyer at intervals to be agreed upon by the Parties. Buyer shall approve all stability dispositions and changes to stability protocols or stability specifications as defined in the appropriate standard operating procedure.

                  ARTICLE 12. BIP'S OBLIGATIONS AS MANUFACTURER

12.1 CONTROL OF MASTER CELL BANK AND WORKING CELL BANK.
     BIP shall maintain a portion of the Master Cell Bank and Working Cell Bank in safe and secure storage under its control in its facilities and shall not permit the transfer of the Master Cell Bank or Working Cell Bank to any Third Party that is not specifically authorized by Immunex and Wyeth. BIP shall comply with all applicable FDA and EMEA regulatory requirements relating to general safety and biosafety in handling the Master Cell Bank and Working Cell Bank and any raw materials used in manufacturing Bulk Drug Substance, Drug Product and Finished Product hereunder.

12.2 MANUFACTURING CAPABILITIES.
     BIP shall at all relevant times throughout the Supply Term (a) own or lawfully control all the necessary plant, equipment and facilities and (b) have sufficient numbers of appropriately qualified personnel, in each case to enable BIP to manufacture Bulk Drug Substance, Drug Product and Finished Product in accordance with the Specifications and in quantities sufficient to fulfill the Firm Orders made within the Maximum Request under this Agreement.

12.3 COMPLIANCE WITH LAW.
     BIP shall perform all work hereunder, including, but not limited to, manufacturing, labeling, packaging and shipping all Bulk Drug Substance, Drug Product and Finished Product, in conformance with cGMP and in conformance with all applicable national, state and local laws, ordinances and governmental rules or regulations of Germany and the EMEA.

12.4 BIBERACH FACILITY.
     BIP undertakes that the Biberach Facility where BIP will manufacture Bulk Drug Substance, Drug Product and Finished Product, and all the procedures used in manufacturing and processing, shall be in accordance with cGMP and shall enable BIP to maintain manufacturing of Bulk Drug Substance, Drug Product and Finished Product according to the applicable Specifications.

12.5 STORAGE FACILITIES.
     BIP shall provide sufficient and suitable storage facilities that meet the Specifications for Bulk Drug Substance, Drug Product and Finished Product for all quantities of Bulk Drug Substance, Drug Product and Finished Product ordered according to the provisions of this Agreement.

12.6 REGULATORY DOCUMENTATION.
     (a)  IMMUNEX TERRITORY.
          (1) BIP shall provide Immunex in a timely manner with a copy of any BIP manufacturing and control records for Bulk Drug Substance, Drug Product and Finished Product which are required for any Immunex regulatory filings with respect to the Product in the Immunex Territory, which records shall be in BIP's standard formats unless otherwise agreed upon by Immunex and BIP.

          (2) BIP shall provide Immunex with all documents reasonably requested by Immunex relating to the FDA's and EMEA's pre-approval inspection of the Biberach Facility, including, but not limited to, development reports, chemistry, manufacturing and controls ("CMC") sections of Immunex's BLA for the Product, as well as available stability data. In addition, BIP and Wyeth shall each provide Immunex within [*] ([*]) days after the end of each annual reporting period for the Product (as calculated consistent with appropriate regulations and guidelines) with such information as is reasonably requested in writing by Immunex for the preparation of the annual report with respect to the manufacturing and control of the Product for such annual reporting period. Thereafter, Immunex shall provide to BIP and Wyeth at least [*] ([*]) days prior to Immunex's filing with the respective regulatory authorities a copy of such Immunex annual report, and Immunex shall take into consideration any BIP and Wyeth comments to such annual report with respect to the Product.

     (b)  WYETH TERRITORY.
          (1) BIP shall provide Wyeth in a timely manner with a copy of any BIP manufacturing and control records for Bulk Drug Substance, Drug Product and Finished Product which are required for any Wyeth regulatory filings with respect to the Product in the Wyeth Territory, which records shall be in BIP's standard formats unless otherwise agreed upon by Wyeth and BIP.

          (2) BIP shall provide Wyeth with all documents reasonably requested by Wyeth relating to the FDA's and EMEA's pre-approval inspection of the Biberach Facility, including, but not limited to, development reports, CMC sections of Wyeth's EMEA-dossier for the Product, as well as available stability data. In addition, BIP and Immunex shall each provide Wyeth within [*] ([*]) days after the end of each annual reporting period for the Product (as calculated consistent with appropriate regulations and guidelines) with such information as is reasonably requested in writing by Wyeth for the preparation of the annual report with respect to the manufacturing and control of the Product for such annual reporting period. Thereafter, Wyeth shall provide to BIP and Immunex at least [*] ([*]) days prior to Wyeth's filing with the respective regulatory authorities a copy of such Wyeth annual report, and

               Wyeth shall take into consideration any BIP and Immunex comments to such annual report with respect to the Product.

     (c)  REGULATORY FILING GROUP.
          The Parties shall establish a working group consisting of one or more representatives of each Party (the "REGULATORY FILING GROUP") to coordinate the activities of and the flow of information among the Parties in support of regulatory filings with respect to the Product in the Territory. The Regulatory Filing Group shall not have decision making authority, but shall promote cooperation and assistance necessary to support regulatory filings with respect to the Product. Meeting schedules and methods of communication shall be informally established by the Regulatory Filing Group. Each Party may change its representative(s) in the Regulatory Filing Group at any time for any reason.

12.7 MATERIALS AND INFORMATION TO BE DELIVERED BY BIP.
     (a)  [*]

     (b)  [*]

     (c) MANUFACTURING DATA. To assist Buyer in its forecasting and ordering of Bulk Drug Substance, Drug Product and Finished Product hereunder, BIP shall collect data on the yield from each Bulk Drug Substance Lot, as well as the date of manufacture of each such Bulk Drug Substance Lot and each Batch of Drug Product and Finished Product. BIP shall furnish such data to Buyer on a regular basis throughout the Supply Term in the form of a monthly manufacturing status report in BIP's standard format unless otherwise agreed upon by Buyer and BIP.

     (d)  [*]

     (e) OTHER INFORMATION. BIP shall provide such other information and materials as are agreed upon by the Parties from time to time.

12.8 RETENTION AND RESERVE SAMPLES. BIP shall isolate, identify and, subject to
     Section 19.3(e)(3) hereof, retain retention and reserve samples of all raw materials and in-process production steps used in the production of Bulk Drug Substance, Drug Product and Finished Product for such period as agreed upon by the Parties. BIP shall retain quantities of such retention and reserve samples at least equal to [*] ([*]) times the amounts required to perform full testing of such retention and reserve samples. All retention and reserve samples shall be promptly provided by BIP to Buyer at Buyer's request, provided that BIP may retain one set of such samples for documentation purposes. Shipment of such samples shall be at Buyer's cost and risk.

12.9 ANALYTICAL TESTING. BIP shall not perform any analytical testing on Bulk Drug Substance, Drug Product or Finished Product unless agreed to by Buyer. In addition, any decision hereunder to implement any new analytical methods or testing with respect to Bulk Drug Substance, Drug Product or Finished Product shall in each case be a joint decision of Buyer and BIP.

12.10 THIRD PARTY VENDORS. The Parties acknowledge that effectively managing and coordinating the Third Party Vendors (as defined in Section 6.3(c) hereof) is extremely important and in each of the Parties' best interests. [*]

12.11 DOCUMENTATION. Any records and documentation provided to Immunex and/or Wyeth hereunder in connection with BIP's manufacture of Bulk Drug Substance, Drug Product or the Finished Product shall be accurate in all material respects.

12.12 YEAR 2000. BIP is currently working to ensure that the functionality and performance of the Biberach Facility and the computer systems and computer programs which affect or may affect the manufacturing or testing of Bulk Drug Substance, Drug Product and/or Finished Product hereunder will not be affected by dates prior to, during and after the year 2000. BIP shall use all commercially reasonable efforts to ensure that it will be able to fulfill the Firm Orders made within the Maximum Request under this Agreement prior to, during and after the year 2000.

                           ARTICLE 13. LICENSE GRANTS

13.1 LICENSE TO USE OF CELL LINE AND INTELLECTUAL PROPERTY. Immunex and Wyeth hereby grant to BIP a limited right and license to use the Cell Line, Process and Immunex/Wyeth Confidential Information solely for the purpose of manufacturing and delivering Bulk Drug Substance, Drug Product and Finished Product hereunder.

13.2 LICENSE TO BIP CONFIDENTIAL INFORMATION. In consideration of the development fees previously paid to BIP by Immunex and Wyeth under the Phase I Agreement and Phase II Agreement, and in consideration of amounts paid hereunder, BIP hereby grants to Immunex and Wyeth a worldwide, royalty-free, perpetual, license to use BIP Confidential Information that is or may during the Supply Term be used in carrying out the Process to test, develop, register, make, have made, use, market, distribute, import, offer for sale and sell the Product. Such license to Immunex and Wyeth shall be (1) exclusive as to BIP and all Third Parties for any Product specific BIP Confidential Information, subject only to BIP's retained rights under this Agreement to develop and manufacture Product solely on behalf of Immunex and Wyeth, and (2) non-exclusive for any non-Product specific BIP Confidential Information. With respect to the Product, Immunex and Wyeth's license rights to make and have made as set forth in this
     Section 13.2 shall be applicable in the circumstances set forth in Sections
     3.2 and 3.3 hereof, and shall also be applicable after the Supply Term.

ARTICLE 14. USE OF DATA; OWNERSHIP OF INTELLECTUAL PROPERTY; [*]; FUTURE ACTIVITIES

14.1 USE OF MANUFACTURING DATA. In consideration of the amounts paid hereunder, BIP shall carry out its obligations hereunder and BIP shall transfer and/or otherwise make available to Immunex and Wyeth in accordance with the terms hereof all relevant information obtained and reasonably requested by Buyer in the course of manufacturing the Bulk Drug Substance, Drug Product and Finished Product. However, this shall not apply to information regarding BIP's facility and technical equipment. Immunex and Wyeth shall have the right to use all such transferred information, with the exception of BIP Confidential Information, for any purpose without further obligation to BIP.

14.2 OWNERSHIP OF INTELLECTUAL PROPERTY. Immunex and Wyeth shall jointly own the Cell Line, Master Cell Bank, Working Cell Bank, and the Product, as well as any and all improvements or enhancements made to the Cell Line, Master Cell Bank, Working Cell Bank and/or the Product while in BIP's possession or control. Immunex and Wyeth shall also jointly own all Immunex/Wyeth Confidential Information. BIP shall own all BIP Confidential Information, provided, however, that notwithstanding anything herein to the contrary, and irrespective of whether any BIP Confidential Information is utilized with respect to any improvements or enhancements made to the Cell Line, Master Cell Bank, Working Cell Bank and/or the Product, Immunex and Wyeth shall be the sole and exclusive owners of the Cell Line, Master Cell Bank, Working Cell Bank and the Product.

14.3 [*]

14.4 FUTURE ACTIVITIES.
     (a)  [*]

     (b) NON-ASSERTION. Immunex and Wyeth shall not assert any right to use the Biberach Facility at any future date as a result of its use of the Biberach Facility pursuant to this Agreement, except as expressly provided for herein.

                   ARTICLE 15. REPRESENTATIONS AND WARRANTIES

15.1 IMMUNEX AND WYETH.
     Immunex and Wyeth hereby represent and warrant to BIP that:

     (a) Immunex and Wyeth are free to supply the Cell Line and Immunex/Wyeth Confidential Information to BIP;

     (b) Immunex and Wyeth are not aware of any special or unusual hazards involved in handling the Cell Line or the Product;

     (c) Immunex and Wyeth have the corporate power and authority and the legal right to enter into this Agreement and to perform their respective obligations hereunder; and

     (d) Immunex and Wyeth have taken all necessary corporate action on their part to authorize the execution and delivery of this Agreement and the performance of their respective obligations hereunder. This Agreement has been duly executed and delivered on behalf of Immunex and Wyeth, and constitutes a legal, valid, binding obligation, enforceable against Immunex and Wyeth in accordance with its terms.

15.2 BIP.
     BIP hereby represents and warrants to Immunex and Wyeth that:

     (a)  BIP is the owner of the BIP Confidential Information;

     (b) BIP owns or lawfully controls the Biberach Facility, and has a sufficient number of employees with such expertise and experience as is necessary or appropriate to produce Bulk Drug Substance, Drug Product and Finished Product in accordance with the terms hereof and in quantities sufficient to fulfill the Firm Orders made within the Maximum Request under this Agreement;

     (c) BIP is not aware of any special or unusual hazards that would arise as a result of its carrying out of its obligations hereunder;

     (d) BIP has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and

     (e) BIP has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of BIP, and constitutes a legal, valid, binding obligation, enforceable against BIP in accordance with its terms.


                           ARTICLE 16. INDEMNIFICATION

16.1 INDEMNIFICATION BY IMMUNEX AND WYETH.

     (a) INDEMNIFICATION BY IMMUNEX. Subject to the extent of any indemnification from BIP pursuant to Section 16.2 below, Immunex shall indemnify, defend and hold BIP, its Affiliates, and their respective directors, officers, employees and agents harmless from and against all losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), (collectively, the "LIABILITIES") to the extent such Liabilities arise out of or result from (1) any claim, lawsuit or other action by a Third Party caused by the manufacture, use, handling, distribution, marketing or sale of the Bulk Drug Substance, Drug Product or Finished Product in the Immunex Territory, (2) any material breach of the representations, warranties and covenants made by Immunex hereunder, or (3) Immunex's grossly negligent acts or omissions or willful misconduct.

     (b) INDEMNIFICATION BY WYETH. Subject to the extent of any indemnification from BIP pursuant to Section 16.2 below, Wyeth shall indemnify, defend and hold BIP, its Affiliates, and their respective directors, officers, employees and agents harmless from and against all Liabilities to the extent such Liabilities arise out of or result from
          (1) any claim, lawsuit or other action by a Third Party caused by the manufacture, use, handling, distribution, marketing or sale of the Bulk Drug Substance, Drug Product or Finished Product in the Wyeth Territory, (2) any material breach of the representations, warranties and covenants made by Wyeth hereunder, or (3) Wyeth's grossly negligent acts or omissions or willful misconduct.

     (c) ADDITIONAL INDEMNIFICATION BY IMMUNEX AND WYETH. Immunex and Wyeth shall indemnify, defend and hold BIP, its Affiliates, and their respective directors, officers, employees and agents harmless from and against all Liabilities to the extent such Liabilities arise out of or result from [*].

16.2 INDEMNIFICATION BY BIP.

     Subject to the extent of any indemnification from Immunex and/or Wyeth pursuant to Section 16.1(a), (b), and (c) above, BIP shall indemnify, defend and hold Immunex, Wyeth and their respective Affiliates, directors, officers, employees and agents harmless from and against all Liabilities to the extent such Liabilities arise out of or result from (a) any material breach of the representations, warranties and covenants made by BIP under Sections [*] hereof or (b) BIP's grossly negligent acts or omissions or willful misconduct in the manufacture or labeling of the Bulk Drug Substance, Drug Product or Finished Product.

16.3 INDEMNIFICATION PROCEDURES.

     (a) IDENTIFICATION OF INDEMNITOR AND INDEMNITEE. An "INDEMNITOR" means Immunex with respect to Section 16.1(a) hereof, Wyeth with respect to
          Section 16.1(b) hereof, Immunex and Wyeth with respect to Section 16.1(c) hereof, and BIP with respect to Section 16.2 hereof. An "INDEMNITEE" means any of BIP, its Affiliates, and their respective directors, officers, employees and agents with respect to Section 16.1(a), (b), and (c) hereof, and any of Immunex, Wyeth, and their respective Affiliates, directors, officers, employees and agents with respect to Section 16.2 hereof.

     (b) INDEMNIFICATION PROCEDURES. An Indemnitee which intends to claim indemnification under Section 16.1 or 16.2 hereof shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee, its Affiliates, or any of their respective directors, officers, employees and agents intend to claim such indemnification. The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

16.4 SURVIVAL OF INDEMNIFICATION OBLIGATIONS.

     The provisions of this Article 16 shall survive the termination or expiration of this Agreement for a period of [*] ([*]) years.

16.5 DISCLAIMER OF CONSEQUENTIAL DAMAGES.

     In no event shall any Party be liable to the other Parties for incidental, special, or consequential damages, including, but not limited to, any claims for damages based upon lost profits. The foregoing limitation on damages shall not be applicable to damages which arise out of the willful misconduct of a Party.

16.6 LIMITATION OF LIABILITY OF BIP.

     BIP's total liability under this Agreement with respect to any Calendar Year shall not exceed [*] percent ([*]%) of the aggregate Product Price for any and all Firm Orders for Bulk Drug Substance, Drug Product and Finished Product with respect to such Calendar Year. For each year within the period set forth in Section 16.4 above, the relevant year for calculating BIP's limitation of liability shall be the last full Calendar Year during the Supply Term.

                           ARTICLE 17. CONFIDENTIALITY

17.1 CONFIDENTIALITY OBLIGATIONS.

     (a) BIP CONFIDENTIALITY OBLIGATIONS. BIP shall not disclose Immunex/Wyeth Confidential Information to any Third Party other than

          (1) its employees or employees of affiliated companies of the Boehringer Ingelheim group who have a need to know such information in order to perform their duties in carrying out BIP's obligations hereunder,

          (2) contractors who are bound by similar obligations of confidentiality and who have a need to know such information in order to provide direction to BIP or Immunex and/or Wyeth, or

          (3) regulatory authorities, for example, the FDA, that require such information in order to review a BLA or other regulatory filing.

     (b)  IMMUNEX AND WYETH CONFIDENTIALITY OBLIGATIONS.

          Immunex and Wyeth shall not disclose any BIP Confidential Information to any Third Party other than

          (1) their employees, consultants, Affiliates, agents or contractors who are bound by similar obligations of confidentiality and who have a need to know such information in order to provide direction to Immunex and/or Wyeth or to BIP, or

          (2) regulatory authorities, for example, the FDA, that require such information in order to review a BLA or other regulatory filing.

17.2 TERMS OF AGREEMENT. Subject to Section 17.4 hereof, and except for any disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with national, federal or state laws or regulations with respect to regulatory reporting or disclosure obligations, neither Party shall, without the prior written consent of the other Party, disclose in any manner to any Third Party the terms and conditions of this Agreement. For purposes of this Section 17.2, Immunex and Wyeth shall be deemed the same Party.

17.3 EXCLUSIONS.

     The obligations of confidentiality and nonuse applicable to Immunex/Wyeth Confidential Information and BIP Confidential Information shall not apply to any information which:

     (a) at the time of disclosure, is known publicly or thereafter becomes known publicly through no fault of the recipient, its Affiliates or agents;

     (b) becomes available to the recipient from a Third Party which is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from the disclosing Party;

     (c) was developed by the recipient independently of information obtained from the disclosing Party;

     (d) was already known to the recipient before receipt from the disclosing Party, as shown by its prior written records; or

     (e) is released with the prior written consent of the disclosing Party.


17.4 NOTIFICATION OF MANDATORY DISCLOSURE.

     (a) NOTIFICATION AND CONSULTATION. In the event that any Party is required by applicable statute or regulation or by judicial or administrative process to disclose any part of another Party's Confidential Information which is disclosed to it hereunder, the recipient shall
          (1) promptly notify the disclosing Party of each such requirement and identify the documents so required thereby, so that the disclosing Party may seek an appropriate protective order or other remedy and/or waive compliance by the recipient with the provisions of this Agreement and (2) consult with the disclosing Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement.

     (b) LIMITED DISCLOSURE. If, in the absence of such a protective order or such a waiver by the disclosing Party of the provisions of this Agreement, the recipient is nonetheless required by mandatory applicable law to disclose any part of the other Party's Confidential Information which is disclosed to it hereunder, the recipient may disclose such Confidential Information without liability under this Agreement, except that the recipient shall furnish only that portion of the Confidential Information which is legally required.

17.5 NO LICENSES; MAINTENANCE OF CONFIDENTIALITY; NONUSE OBLIGATIONS.

     (a) NO LICENSES. Except as expressly provided in Article 13 hereof, no right or license, either express or implied, under any patent or proprietary right is granted hereunder by virtue of the disclosure to BIP of Immunex/Wyeth Confidential Information, or the disclosure to Immunex and/or Wyeth of BIP Confidential Information hereunder.

     (b) MAINTENANCE OF CONFIDENTIALITY. Each Party shall use reasonable and customary precautions to safeguard the other Parties' Confidential Information, including ensuring that all employees, consultants, agents or contractors who are provided access to such Confidential Information are informed of the confidential and proprietary nature of such Confidential Information and agree that all such Confidential Information is required to be maintained confidential.

     (c) NONUSE OBLIGATIONS. Immunex/Wyeth Confidential Information shall not be utilized by BIP except for purposes of this Agreement, without first obtaining Immunex's and Wyeth's prior written consent to such utilization. BIP Confidential Information shall not be utilized by Immunex or Wyeth except as set forth in this Agreement, without first obtaining BIP's prior written consent to such utilization.

17.6 SURVIVAL OF CONFIDENTIALITY OBLIGATIONS.

     The provisions of this Article 17 shall survive the termination or expiration of this Agreement for a period of [*] ([*]) years.

                    ARTICLE 18. PRESS RELEASES; USE OF NAMES

18.1 PRESS RELEASES.

     No press release, publicity or other form of public written disclosure related to this Agreement shall be permitted by either Party to be published or otherwise disclosed unless the other Party has indicated its consent to the form of the release in writing, except for any disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with national, federal or state laws or regulations with respect to regulatory reporting or disclosure obligations. For purposes of this
     Section 18.1, Immunex and Wyeth shall be deemed the same Party.

18.2 USE OF NAMES.

     BIP shall not make use of the name of the other Parties in any advertising or promotional material, or otherwise, without the prior written consent of the other Parties.

                          ARTICLE 19. TERM; TERMINATION

19.1 TERM; RENEWAL.

     Unless sooner terminated pursuant to the terms of this Agreement, the term of this Agreement shall commence upon the Effective Date and shall continue thereafter for not less than [*] ([*]) Contract Years from the Effective Date (the "SUPPLY TERM"). This Agreement and the Supply Term shall automatically continue from Contract Year-to-Contract Year thereafter unless terminated by either Party by providing at least [*] prior written notice to the other Party, provided that neither Party may provide such notice prior to the end of the [*] Contract Year, and provided further that BIP may not provide such notice prior to the end of the [*] Contract Year. For purposes of this Section 19.1, Immunex and Wyeth shall be deemed the same Party.

19.2 TERMINATION.

     This Agreement may be terminated prior to the period set forth in Section
     19.1 above as follows:

     (a) MATERIAL BREACH.

          (1) BIP MATERIAL BREACH. This Agreement may be terminated in its entirety by Immunex and Wyeth upon written notice thereof to BIP in the event of a material breach by BIP which is not cured within [*] ([*]) days from written notice to BIP specifying in reasonable detail the nature of such breach or longer if BIP delivers a certificate that such material breach is not reasonably capable of being cured within [*] ([*]) days and that BIP is working diligently to cure such breach, but in no event shall the time for curing such breach exceed an additional [*] ([*]) days.

          (2) IMMUNEX MATERIAL BREACH. This Agreement may be terminated in its entirety solely with respect to the Immunex Territory by BIP upon written notice thereof to Immunex in the event of a material breach by Immunex which is not cured within [*] ([*]) days from written notice to Immunex specifying in reasonable detail the nature of such breach or longer if Immunex delivers a certificate that such material breach is not reasonably capable of being cured within [*] ([*]) days and that Immunex is working diligently to cure such breach, but in no event shall the time for curing such breach exceed an additional [*] ([*]) days. In such event, Wyeth and BIP shall thereafter enter into good faith negotiations to amend this Agreement by making any necessary and appropriate revisions as may be mutually agreed upon.

          (3) WYETH MATERIAL BREACH. This Agreement may be terminated in its entirety solely with respect to the Wyeth Territory by BIP upon written notice thereof to Wyeth in the event of a material breach by Wyeth which is not cured within [*] ([*]) days from written notice to Wyeth specifying in reasonable detail the nature of such breach or longer if Wyeth delivers a certificate that such material breach is not reasonably capable of being cured within [*] ([*]) days and that Wyeth is working diligently to cure such breach, but in no event shall the time for curing such breach exceed an additional [*] ([*]) days. In such event, Immunex and BIP shall thereafter enter into good faith negotiations to amend this Agreement by making any necessary and appropriate revisions as may be mutually agreed upon.

     (b) MUTUAL AGREEMENT. This Agreement may be terminated in its entirety at any time upon mutual written agreement between all the Parties signed by an executive officer of each Party.

     (c)  PRODUCT NOT COMMERCIALIZED.

          (1) IMMUNEX TERRITORY. This Agreement may be terminated by Immunex (after consultation with Wyeth) solely with respect to the Immunex Territory upon at least [*] prior written notice to BIP if (i) the BLA for the Product is not approved by the FDA by [*] or (ii) the Product is not commercialized in the Immunex Territory for any reason. In such event, Wyeth and BIP shall thereafter enter into good faith negotiations to amend this Agreement by making any necessary and appropriate revisions as may be mutually agreed upon.

          (2) WYETH TERRITORY. This Agreement may be terminated by Wyeth (after consultation with Immunex) solely with respect to the Wyeth Territory upon at least [*] prior written notice to BIP if (i) the EMEA-dossier for the Product is not approved by the EMEA by [*] or (ii) the Product is not commercialized in the Wyeth Territory for any reason. In such event, Immunex and BIP shall thereafter enter into good faith negotiations to amend this Agreement by making any necessary and appropriate revisions as may be mutually agreed upon.

     (d)  WITHDRAWAL OF PRODUCT.

          (1) IMMUNEX TERRITORY. This Agreement may be terminated by Immunex (after consultation with Wyeth) solely with respect to the Immunex Territory upon at least [*] prior written notice to BIP if the BLA for the Product is withdrawn by Immunex. In such event, unless Wyeth has terminated the Agreement with respect to the Wyeth Territory pursuant to Section 19.2(d)(2) below, Wyeth and BIP shall thereafter enter into good faith negotiations to amend this Agreement by making any necessary and appropriate revisions as may be mutually agreed upon.

          (2) WYETH TERRITORY. This Agreement may be terminated by Wyeth (after consultation with Immunex) solely with respect to the Wyeth Territory upon at least [*] prior written notice to BIP if the EMEA-dossier for the Product is withdrawn by Wyeth or any of its Affiliates. In such event, unless Immunex has terminated the Agreement with respect to the Immunex Territory pursuant to
               Section 19.2(d)(1) above, Immunex and BIP shall thereafter enter into good faith negotiations to amend this Agreement by making any necessary and appropriate revisions as may be mutually agreed upon.

     (e) FAILURE TO SUPPLY. This Agreement may be terminated in its entirety by Immunex and Wyeth upon at least [*] prior written notice to BIP if in any [*] consecutive months during the Supply Term, BIP shall have delivered in at least [*] of those months less than [*] percent ([*]%) of Drug Product and Finished Product it is required to deliver in those months pursuant to Firm Orders delivered hereunder, unless such failure to supply shall have been the result of a Force Majeure Event.

     (f) BIBERACH FACILITY. This Agreement may be terminated in its entirety by Immunex and Wyeth upon written notice thereof to BIP in the event that BIP or its Affiliates cease to own or otherwise lawfully control the Biberach Facility to the extent necessary to manufacture the Product in accordance with the terms hereof in quantities sufficient to fulfill the Firm Orders made within the Maximum Request under this Agreement, provided that this Agreement may not be terminated under this Section 19.2(f) if the conditions specified above are cured within [*] from written notice to BIP specifying in reasonable detail the nature of the breach giving rise to notice under this Section 19.2(f).

     (g) FORCE MAJEURE. This Agreement may be terminated in its entirety by Immunex and Wyeth upon at least [*] prior written notice under the circumstances set forth in Section 20.4 hereof.

     (h)  [*]

19.3 CONSEQUENCES OF TERMINATION.

     (a) PAYMENT OF AMOUNTS DUE; CUMULATIVE REMEDIES. Expiration or termination of this Agreement for any reason shall not exempt any Party from paying to any other Party any amounts due to such Party and outstanding at the time of such expiration or termination. Except as expressly stated otherwise herein, remedies hereunder are cumulative, and nothing in this Agreement shall prevent any Party, in the case of a breach, from not terminating this Agreement and seeking to enforce its rights hereunder.

     (b) PURCHASE OF BULK DRUG SUBSTANCE, DRUG PRODUCT AND FINISHED PRODUCT. Upon expiration or termination of this Agreement, whichever is sooner (but in the case of termination, only if directed by the terminating Party in the notice of termination), BIP shall manufacture and ship, and Immunex and/or Wyeth, as applicable, shall purchase in accordance with the provisions hereof, any and all amounts of Bulk Drug Substance, Drug Product and Finished Product ordered pursuant to Firm Orders issued hereunder prior to the date on which notice of such termination is given, or prior to the expiration date, as applicable.

     (c) OTHER FINANCIAL OBLIGATIONS. Upon termination of this Agreement in its entirety pursuant to Section 19.2(b) hereof, or upon termination of this Agreement in whole or in part by Immunex and/or Wyeth pursuant to
          Section 19.2(c), (d), or (h) hereof, and unless otherwise agreed upon by the Parties in the event this Agreement is terminated with respect to the Immunex Territory or the Wyeth Territory, but not both territories, the following provisions shall apply:

          (1) Immunex and/or Wyeth, as the case may be, shall purchase from BIP at BIP's Acquisition Cost all raw materials, intermediates and packaging components acquired by BIP specifically for the manufacture and packaging of Product hereunder; provided, however, the amount of raw materials, intermediates and packaging components which Immunex and Wyeth are obligated to purchase under this Section 19.3(c)(1) at any time shall not exceed the amount of raw materials and packaging components reasonably necessary to fulfill outstanding Firm Orders for Bulk Drug Substance, Drug Product and Finished Product at such time, [*]; and

          (2) Immunex and/or Wyeth, as the case may be, may purchase from BIP all finished Bulk Drug Substance, Drug Product and Finished Product then in BIP's possession or which BIP can manufacture in a timely manner with then existing finished Bulk Drug Substance (which had not been ordered pursuant to Firm Orders) at the then current Product Price and in accordance with the provisions hereof.

     (d) PAYMENTS FOR PREMATURE TERMINATION. BIP shall be entitled to reimbursement by Immunex and Wyeth for the following wind-down costs in the event that this Agreement is terminated in its entirety pursuant to Section 19.2(b) hereof or by Immunex and Wyeth pursuant to
          Section 19.2(c), (d), or (h) hereof, it being understood that Immunex and Wyeth's total liability under this Section 19.3(d) shall in no event exceed the following amounts, calculated as follows:

          (1)  [*] after any termination of this Agreement referred to in this
               Section 19.3(d), Immunex and Wyeth shall pay BIP the applicable Product Price upon delivery according to the terms hereof of any Firm Orders of Bulk Drug Substance, Drug Product and Finished Product that are outstanding as of the effective date of such termination, subject to an offset for any amounts paid to BIP pursuant to Section 19.3(b) hereof, provided that for purposes of this section, the Firm Order period for Bulk Drug Substance shall be limited to [*];

          (2) [*]

          (3)  [*]

          (4)  [*]

          (5) For any of the [*] ([*]) years referred to in this Section 19.3(d), Immunex and Wyeth shall have the right to reduce or eliminate the applicable termination payment for such year on a proportional basis to the extent that Immunex, Wyeth and/or any of their Affiliates are able to utilize BIP's production capacity (such capacity being measured by the Annual Quantity as of the effective date of termination, which is the base upon which Immunex and Wyeth's termination payments are measured) with one or more of their biological products of comparable volume per product and technology, including but not limited to, in-licensed biological products. The applicable technology transfer and development costs, if any, and the supply price for such products shall be negotiated in good faith on a case-by-case basis between the Parties.

               By way of example only, if BIP's manufacturing of such biological products utilizes fifty percent (50%) of BIP's production capacity (such capacity being measured by such Annual Quantity) during a particular year, then the termination payment otherwise owed by Immunex and Wyeth for such year would also be reduced by fifty percent (50%).

          (6) For any of the [*] ([*]) years referred to in this Section 19.3(d), BIP shall also provide a proportional reduction in the applicable termination payment for such year owed by Immunex and Wyeth to the extent that [*].

     (d) FIRM ORDERS. Upon termination of this Agreement in its entirety by Immunex and Wyeth pursuant to Section 19.2(a)(1), (e), (f) or (g) hereof, Buyer may, in its discretion, cancel, in whole or in part, any Firm Orders previously submitted.

     (e) MASTER CELL BANK AND WORKING CELL BANK; RETURN OF IMMUNEX/WYETH CONFIDENTIAL INFORMATION; RETURN OF RETENTION AND RESERVE SAMPLES. Upon expiration or termination of this Agreement in its entirety, unless otherwise directed by Buyer, BIP shall promptly (1) return or at Buyer's election destroy the Master Cell Bank and Working Cell Bank as well as the material derived from its culture, any such destruction to be certified in writing to Immunex by an authorized BIP officer,
          (2) return all Immunex/Wyeth Confidential Information to Buyer, except for a single copy and/or sample for documentation purposes only, and
          (3) return to Buyer all retention and reserve samples being held by BIP pursuant to Section 12.8 hereof, provided that BIP may retain one set of such samples for documentation purposes only.

     (f) RETURN OF BIP CONFIDENTIAL INFORMATION. Upon expiration or termination of this Agreement in its entirety, and at BIP's written request, Immunex and Wyeth shall promptly return all BIP Confidential Information to BIP that is unrelated to the Process, except for a single copy and/or sample to be retained by Immunex and Wyeth for documentation purposes only.

     (g) ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Except as set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of any Party and shall not relieve any Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.

                            ARTICLE 20. FORCE MAJEURE

20.1 EFFECTS OF FORCE MAJEURE.

     No Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due hereunder) occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining energy or other utilities, labor disputes of whatever nature or any other reason beyond the control and without the fault or negligence of the Party affected thereby (a "FORCE MAJEURE EVENT"). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance hereunder.

20.2 NOTICE OF FORCE MAJEURE.

     Each Party agrees to give the other Parties prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable fully to perform its obligations hereunder. Each Party further agrees to use reasonable efforts to correct the Force Majeure Event as quickly as possible and to give the other Parties prompt written notice when it is again fully able to perform such obligations.

20.3 ALLOCATION OF CAPACITY.

     If, as a result of a Force Majeure Event, BIP at any time is unable fully to supply outstanding Firm Orders for Bulk Drug Substance, Drug Product and Finished Product, as the case may be, BIP shall use reasonable efforts to equitably allocate its available resources and production capacity among BIP, Buyer and BIP's other customers, as the case may be, taking into consideration the respective requirements of each during a reasonable time period prior to the allocation, as well as such requirements during the allocation period. BIP shall not grant a higher priority to any Third Party than to Buyer with respect to shipment of products from the Biberach Facility.

20.4 TERMINATION.

     If, as a result of a Force Majeure Event, BIP is unable fully to perform its obligations hereunder for any consecutive period of [*] ([*]) days, unless the Parties mutually agree in writing upon a shorter time period, Immunex and Wyeth shall have the right to terminate this Agreement in its entirety, upon providing written notice thereof to BIP, such termination to be effective [*] ([*]) days from the effective date of such notice. If this Agreement is terminated pursuant to this Section 20.4, then upon Immunex's and Wyeth's written request, BIP will provide reasonable assistance to Immunex and Wyeth in locating an alternative manufacturer for the Product. Immunex and Wyeth shall reimburse BIP for its reasonable costs incurred in rendering such assistance.

20.5 REDUCTION IN MAXIMUM REQUEST AND MINIMUM QUANTITY; PRODUCT PRICES; ANNUAL SURCHARGE.

     (a) MAXIMUM REQUEST AND MINIMUM QUANTITY REDUCTION. The Maximum Request and Minimum Quantity in the applicable Calendar Year(s) shall be reduced proportionately for the duration of any Force Majeure Event which prevents BIP from manufacturing Bulk Drug Substance hereunder. [*]

     (b) PRODUCT PRICE ADJUSTMENT. The Product Price set forth in EXHIBIT D, EXHIBIT E, and EXHIBIT F hereto shall be adjusted proportionately so that Buyer is not forced to pay a higher Product Price on account of BIP's inability to manufacture or deliver Bulk Drug Substance, Drug Product and/or Finished Product hereunder for the duration of any Force Majeure Event. [*] A comparable adjustment would also be made to the Product Price for Drug Product and Finished Product under EXHIBIT E and EXHIBIT F hereto, respectively. [*]

                             ARTICLE 21. ASSIGNMENT

21.1 ASSIGNMENT.

     This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. No Party may assign its interest under this Agreement without the prior written consent of the other Parties, such consent not to be unreasonably withheld; provided, however, any Party may assign its interest under this Agreement, without the prior written consent of the other Parties, (a) to an Affiliate, so long as the assigning Party unconditionally guarantees the obligations of such Affiliate or (b) to a successor of the assigning Party's business by reason of merger, sale of all or substantially all of its assets or other form of acquisition, provided that such successor agrees in writing to assume all of the obligations of the assigning Party under this Agreement. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

                         ARTICLE 22. DISPUTE RESOLUTION

22.1 EXCLUSIONS.

     Section 22.2 below shall not apply to any disputes arising under Article 16 (Indemnification) or Article 17 (Confidentiality) hereof.

22.2 DISPUTE RESOLUTION.

     The Parties recognize that a BONA FIDE dispute as to certain matters may from time to time arise during the term of this Agreement which relates to a Party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, any Party may, by written notice to the other Parties, have such dispute referred to their respective officers designated below, or their successors, for attempted resolution by good faith negotiations within [*] ([*]) days after such notice is received. Such designated officers are as follows:

     For Immunex - Kenneth B. Seamon, Ph.D., Senior Vice President, Drug Development

     For Wyeth - Roy Sturgeon, Ph.D., Senior Vice President, Quality Assurance

     For BIP - Dr. Dieter Jacob, member of the BIP board

     In the event the designated officers are not able to resolve such dispute within such [*] ([*])-day period, or such other period of time as the Parties may mutually agree in writing, each Party shall have the right to pursue any and all remedies available at law or in equity.

                            ARTICLE 23. MISCELLANEOUS

23.1 NOTICES.

     Other than notices within the jurisdiction of the respective Business Coordinators, Technical Coordinators and the Wyeth Representative, which shall be given to those individuals, any notice required or permitted to be given hereunder by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other Parties set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

     If to BIP:               Boehringer Ingelheim Pharma KG
                              Birkendorfer Stra(beta)e 65
                              D-88397 Biberach an der Riss
                              Federal Republic of Germany
                              Attention:  Dr. Wolfram Carius
                              Head of Biopharmaceutical Manufacture
                              Fax: 0 73 51/54-51 31
                              Phone: 0 73 51/54-48 00

     with a copy to:          Boehringer Ingelheim GmbH
                              Binger Stra(beta)e 173
                              D-55216 Ingelheim
                              Federal Republic of Germany
                              Attention:  Prof. Dr. Rolf G. Werner
                              Head of Industrial Biopharmaceuticals Worldwide

     If to Immunex:           Immunex Corporation
                              51 University Street
                              Seattle, Washington 98101
                              Attention:  Douglas G. Southern
                              Senior Vice President and
                              Chief Financial Officer
                              Fax: (206) 292-9271
                              Phone: (206) 389-4350

     with a copy to:          Immunex Corporation
                              51 University Street
                              Seattle, Washington 98101
                              Attention:  General Counsel

     If to Wyeth:             Wyeth-Ayerst Laboratories
                              555 E. Lancaster
                              St. Davids, Pennsylvania 19807
                              Attention:  Michael McMullen
                              Vice President
                              Global Materials Management
                              Fax: (610) 688-9498
                              Phone: (610) 971-5920

     with a copy to:          American Home Products Corporation
                              Five Giralda Farms
                              Madison, New Jersey 07940
                              Attention:  General Counsel

23.2 APPLICABLE LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the place of domicile of the Party sued (without reference to the respective choice of law rules) and the courts of the place of domicile of the Party sued shall have exclusive jurisdiction over all legal matters and proceedings hereunder. The Parties expressly exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

23.3 HEADINGS.

     The table of contents and all headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

23.4 EXHIBITS.

     All exhibits referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

23.5 SEVERABILITY.

     Each Party hereby expressly agrees that it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties' overall intentions in this transaction.

23.6 INDEPENDENT CONTRACTORS.

     Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. No Party shall hold itself out to Third Parties as purporting to act on behalf of, or serving as the agent of, any other Party. For purposes of this Section 23.6, Immunex and Wyeth shall be deemed the same Party.

23.7 WAIVER.

     No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

23.8 COUNTERPARTS.

     This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

23.9 ENTIRETY; AMENDMENTS.

     This Agreement, including any exhibits attached hereto and referenced herein, constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof (I.E., supply of Product), and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless it is hereafter made in writing and signed by each of the Parties. No modification to this Agreement shall be effected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein. In the event of a conflict between this Agreement and the exhibits hereto, the terms of this Agreement shall control. This Agreement may be amended and supplemented only by a written instrument signed by each of the Parties.

23.10 [*]

                    [This space is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

IMMUNEX CORPORATION                      AMERICAN HOME PRODUCTS
                                         CORPORATION, ACTING THROUGH ITS
                                         WYETH-AYERST LABORATORIES DIVISION

By:                                      By:
 --------------------------------           --------------------------------
     Douglas G. Southern                        Robert Essner
     Senior Vice President and                  Executive Vice President
     Chief Financial Officer

Date:  12th November 1998                Date:  12th November 1998






BOEHRINGER INGELHEIM PHARMA KG

ppa.                                                 ppa.



--------------------------------           --------------------------------
Dr. Dieter Jacob                           Prof. Dr. Rolf G. Werner
Member of Board                            Head of Industrial Biopharmaceuticals

Date:  11th November 1998                  Date:  11th November 1998

                                    EXHIBIT A

                       BULK DRUG SUBSTANCE SPECIFICATIONS

The TNFR:Fc Bulk Drug Substance (BDS) is tested according to the test methods and specifications listed below to provide assurance of quality, potency, strength, purity, identity and safety, and have been established as required for material release. The release testing specifications are defined in SOP [*], Specifications for [*] Bulk Solution (25 mg/mL).


PROCEDURE                                               ACCEPTANCE CRITERIA
---------                                               -------------------
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]
[*]                                                     [*]

                                    EXHIBIT B

                           DRUG PRODUCT SPECIFICATIONS


The TNFR:Fc Drug Product is tested according to the test methods and specifications listed below to provide assurance of quality, potency, strength, purity, identity, and safety and have been established as required for material release. The release testing specifications are defined in SOP [*] ([*] mg dosage form) and [*] (25 mg dosage form).


PROCEDURE                                                   ACCEPTANCE CRITERIA
---------                                                   --------------------
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]
[*]                                                          [*]


                                    EXHIBIT C

                         FINISHED PRODUCT SPECIFICATIONS


Each unique lot of labeled ENBREL(TM) Drug Product is tested according to the test methods and specifications listed below to provide assurance of product identity, dosage form and correct vial labeling.



         PROCEDURE                                   ACCEPTANCE CRITERIA

             [*]                                              [*]

             [*]                                              [*]

             [*]                                              [*]

                                    EXHIBIT D

           VOLUME DISCOUNT PRICING MATRIX FOR BULK DRUG SUBSTANCE [*]


See attached.

EXHIBIT D


             VOLUME DISCOUNT PRICING MATRIX FOR BULK DRUG SUBSTANCE



PRODUCTION ASSUMPTIONS:     [*]



                    IMMUNEX MAXIMUM REQUEST OF CAPACITY PER YEAR FOR [*] BULK PRODUCTION/SUPPLY PRICE PER GRAM




[*]

                                    EXHIBIT E

          VOLUME DISCOUNT PRICING MATRIX FOR FILLING AND LYOPHILIZATION
                               OPERATIONS FOR [*]


See attached.

EXHIBIT E


 VOLUME DISCOUNT PRICING MATRIX FOR FILLING AND LYOPHILIZATION OPERATIONS FOR
 [*]



PRODUCTION ASSUMPTIONS:                           [*]
                                                  [*]
                                                  [*]



                    IMMUNEX REQUEST OF CAPACITY PER YEAR FOR [*]
                    FILLING/LYOPHILIZATION/SUPPLY PRICE PER VIAL

[*]

































* = see Section 5.4 of the agreement

                                    EXHIBIT F

         VOLUME DISCOUNT PRICING MATRIX FOR LABELING OPERATIONS FOR [*]


See attached.

EXHIBIT F




         VOLUME DISCOUNT PRICING MATRIX FOR LABELING OPERATIONS FOR [*]



PRODUCTION ASSUMPTIONS:                           [*]
                                                  [*]






[*]



































* = see Section 5.4(b) of the agreement

                                    EXHIBIT G

              FIRM ORDER PLANNING SYSTEM OF [*] COMMERCIAL SUPPLY,
                                PRE-FDA APPROVAL


See attached.

EXHIBIT G


               FIRM ORDER PLANNING SYSTEM OF [*] COMMERCIAL SUPPLY
                                PRE FDA APPROVAL


YEAR                  [*]                  [*]
MONTH                 OCT    NOV     DEC   JAN    FEB   MAR     APR     MAY     JUN   JUL    AUG    SEP    OCT    NOV    DEC
--------------------- ------ ------- ----- ------ ----- ------- ------- ------- ----- ------ ------ ------ ------ ------ ------


[*]


EXHIBIT G


            ROLLING FORECAST PLANNING SYSTEM OF [*] COMMERCIAL SUPPLY
                                PRE FDA APPROVAL


YEAR                 [*]                  [*]
MONTH                OCT    NOV     DEC   JAN    FEB   MAR     APR     MAY     JUN    JUL    AUG    SEP    OCT    NOV    DEC
-------------------- ------ ------- ----- ------ ----- ------- ------- ------- ------ ------ ------ ------ ------ ------ ------

[*]





EXHIBIT G


            ROLLING FORECAST PLANNING SYSTEM OF [*] COMMERCIAL SUPPLY
                                PRE FDA APPROVAL


YEAR                 [*]                  [*]
MONTH                OCT    NOV     DEC   JAN    FEB   MAR     APR     MAY     JUN    JUL    AUG    SEP    OCT    NOV    DEC
-------------------- ------ ------- ----- ------ ----- ------- ------- ------- ------ ------ ------ ------ ------ ------ ------

[*]





                                    EXHIBIT H

                      COORDINATORS AND WYETH REPRESENTATIVE


COORDINATORS


IMMUNEX:

Business Coordinator:            Judy Gikas
                                 Senior Pharmaceutical Planner

Backup Business Coordinator:     Dale Scott
                                 Enbrel Project Director, Pharmaceutical Development

Technical Coordinator:           Kay Stremler
                                 Director of International Quality Operations

Backup Technical Coordinator:    Annette Vahratian
                                 Director of Commercial Quality Operations

BIP:

Business Coordinator:            Thomas Maier
                                 Business Economist

Backup Business Coordinator:     Alois Konrad
                                 Head of Project Management, Logistic Planning

Technical Coordinator:           Dr. Armin Fiedler
                                 Customer Coordinator Technical Affairs

Backup Technical Coordinator:    Dr. Eberhard Bill
                                 Head of Protein Chemistry

WYETH REPRESENTATIVE

Wyeth Representative:            Michael McMullen
                                 Vice President
                                 Global Materials Management

Backup Wyeth Representative:     David Zisa
                                 Senior Director
                                 Strategic Planning